UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

BOSTON PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 annual meeting of stockholders of Boston Properties, Inc. The annual meeting will be held on Tuesday, May 15, 2012 at 10:00 a.m., Eastern Time, at 399 Park Avenue, 13th Floor, New York, New York.

The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Boston Properties by voting on the matters described in the proxy statement. Following the formal portion of the meeting, we will report on the operations of our company and our directors and management team will be available to answer appropriate questions from stockholders.

We are pleased to inform you that we are again taking advantage of the Securities and Exchange Commission’s rules that allow companies to furnish proxy materials to their stockholders via the Internet rather than in paper form. Accordingly, we are sending most of our stockholders a notice regarding the availability of the proxy statement and our annual report via the Internet. We believe these rules will expedite your receipt of proxy materials, help conserve natural resources and reduce our printing and mailing costs.

Your vote is important. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement.

Thank you for your continued support of Boston Properties.

Sincerely,

Mortimer B. Zuckerman

Chairman of the Board & Chief Executive Officer

BOSTON PROPERTIES, INC.

800 Boylston Street

Suite 1900

Boston, MA 02199-8103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2012

The 2012 annual meeting of stockholders of Boston Properties, Inc. will be held on Tuesday, May 15, 2012 at 10:00 a.m., Eastern Time, at 399 Park Avenue, 13th Floor, New York, New York, for the following purposes:

1.	To elect the seven nominees named in the proxy statement, each to serve for a one-year term and until their respective successors are duly elected and qualified.

2.	To hold an advisory vote on named executive officer compensation.

3.	To consider and act upon a proposal to approve the Boston Properties, Inc. 2012 Stock Option and Incentive Plan.

4.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

5.	To consider and act upon any other matters that are properly brought by or at the direction of the Board of Directors before the annual meeting and at any adjournments or postponements thereof.

You may vote if you were a stockholder of record as of the close of business on March 21, 2012. If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

FRANK D. BURT, ESQ.
Secretary

March 30, 2012

Important Notice Regarding the Availability of Proxy Materials for

the Stockholders Meeting to be Held on May 15, 2012

The proxy statement and our 2011 annual report to stockholders are available at

www.edocumentview.com/bxp

PROXY STATEMENT

i

ii

March 30, 2012

BOSTON PROPERTIES, INC.

800 Boylston Street

Suite 1900

Boston, MA 02199-8103

PROXY STATEMENT

This proxy statement is being made available to stockholders of Boston Properties, Inc. (“we,” “us,” “our,” “Boston Properties” or the “Company”) on or about March 30, 2012 via the Internet or by delivering printed copies by mail, and is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Properties, Inc. for use at the 2012 annual meeting of stockholders of Boston Properties, Inc. to be held on Tuesday, May 15, 2012 at 10:00 a.m., Eastern Time, at 399 Park Avenue, 13th Floor, New York, New York, and at any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our 2011 annual report, including a copy of our annual report on Form 10-K and financial statements for the year ended December 31, 2011, available to our stockholders electronically via the Internet. On or about March 30, 2012, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement and our annual report online, as well as instructions on how to vote. Also on or about March 30, 2012, we began mailing printed copies of these proxy materials to stockholders that have requested printed copies. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Our 2011 annual report is not part of the proxy solicitation material.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to vote upon the matters set forth in the accompanying notice of annual meeting, including the election of directors, an advisory resolution on named executive officer compensation, the approval of the 2012 Stock Option and Incentive Plan and the ratification of the appointment of our independent registered public accounting firm.

Who is entitled to vote?

If you were a stockholder of record as of the close of business on March 21, 2012, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held as of the close of business on the record date. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date.

May I attend the meeting?

All stockholders of record of shares of common stock of Boston Properties, Inc. at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder and proxy will be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you are not a stockholder of record but you hold your shares in “street name,” you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. You may obtain directions to the annual meeting on our website at http://www.bostonproperties.com/proxy.

What constitutes a quorum?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 148,963,029 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

Voting in Person at the Meeting.    If you are a stockholder of record and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of common stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

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Vote by Internet.    You may vote via the Internet by following the instructions provided in the Notice or, if you received printed materials, on your proxy card. The website for Internet voting is printed on the Notice and also on your proxy card. Please have your Notice or proxy card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 14, 2012. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

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Vote by Telephone.    If you received printed copies of the proxy materials, you also have the option to vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 14, 2012. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you did not receive printed materials and would like to vote by telephone, you must request printed copies of the proxy materials by following the instructions on your Notice. If you vote by telephone, you do not need to return your proxy card.

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Vote by Mail.    If you received printed materials, and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, Computershare Trust Company, N.A., in the postage-paid envelope provided. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice.

Voting by Proxy for Shares Registered in Street Name.    If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Will other matters be voted on at the annual meeting?

We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

May I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the Secretary of Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103;

•	submitting a new proxy by telephone, Internet or proxy card after the time and date of the previously submitted proxy; or

•	appearing in person and voting by ballot at the annual meeting.

If you are a stockholder of record as of the record date attending the annual meeting you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

What is householding?

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report, Notice of Internet Availability of Proxy Materials, notice of annual meeting and/or proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report, Notice of Internet Availability of Proxy Materials, notice of annual meeting and/or proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report, Notice of Internet Availability of Proxy Materials, notice of annual meeting and/or proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request to Investor Relations, Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103; call us with your request at (617) 236-3322; or visit our website at http://www.bostonproperties.com.

How can I access Boston Properties’ proxy materials electronically?

This proxy statement and our 2011 annual report are available at http://www.edocumentview.com/bxp. Instead of receiving copies of our future annual reports, proxy statements, proxy cards and, when applicable, Notices of Internet Availability of Proxy Materials, by mail, we encourage you to elect to receive an email that will provide electronic links to our proxy materials and also will give you an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of producing and mailing the proxy materials or Notices of Internet Availability of Proxy Materials to you and help conserve natural resources. You may sign up for electronic delivery by visiting http://www.bostonproperties.com/proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors and its Committees

Board of Directors.    Boston Properties is currently governed by a ten member Board of Directors. The current members of our Board of Directors are Mortimer B. Zuckerman, Lawrence S. Bacow, Zoë Baird Budinger, Carol B. Einiger, Dr. Jacob A. Frenkel, Douglas T. Linde, Matthew J. Lustig, Alan J. Patricof, Martin Turchin and David A. Twardock. Mr. Lustig was appointed to our Board of Directors on January 20, 2011 to fill the vacancy resulting from the resignation of Frederick J. Iseman on October 8, 2010. The Nominating and Corporate Governance Committee oversaw the search process for a new director and collaborated with other non-employee directors and the Chairman of the Board in identifying and recommending Mr. Lustig to our Board of Directors.

At the 2010 annual meeting of stockholders, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation that provides for the annual election of directors. As a result, the directors elected at the 2011 annual meeting of stockholders and the class of directors who were elected at the 2009 annual meeting of stockholders, whose terms will expire at the 2012 annual meeting of stockholders, will stand for election for one-year terms expiring at the 2013 annual meeting of stockholders. The class of directors who were elected at the 2010 annual meeting of stockholders, whose terms will expire in 2013, will hold office until the end of their terms. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed to our Board of Directors to fill a vacancy will hold office for a term expiring at the next annual meeting of stockholders following such appointment.

Leadership Structure.    Currently, Mr. Zuckerman serves as the Chairman of the Board of Directors and Chief Executive Officer of Boston Properties, and we do not have a lead independent director. Mr. Zuckerman co-founded Boston Properties in 1970 and has served as the Chairman of the Board since our initial public offering in June 1997. From June 1997 through January 2010, Edward H. Linde, a co-founder of Boston Properties, served as Chief Executive Officer. Following the passing of Mr. E. Linde on January 10, 2010, Mr. Zuckerman assumed the duties of Chief Executive Officer. In this regard, the Board of Directors and its committees have been and continue to be engaged in succession planning, and may in the future separate the roles of Chairman and Chief Executive Officer. However, at this time, our Board of Directors believes that Boston Properties and our stockholders are best served by having Mr. Zuckerman serve as Chairman and Chief Executive Officer.

Mr. Zuckerman’s 42 years of experience leading Boston Properties and significant ownership interest in Boston Properties uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, our Board of Directors believes that Mr. Zuckerman’s combined role as an executive officer and the Chairman of our Board of Directors promotes unified leadership and direction for our Board of Directors and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Boston Properties does not have a lead independent director. Our Board of Directors encourages strong communication among all of our independent directors and the Chairman and believes that it is currently best served without designating a single lead independent director. Our Board of Directors believes that it is able to effectively provide independent oversight of Boston Properties’ business and affairs, including risks facing Boston Properties, without an independent Chairman or a lead independent director through the composition of our Board of Directors, the strong leadership of the independent directors and the independent committees of our Board of Directors, and the other corporate governance structures and processes already in place. Eight of the ten current members of our Board of Directors are non-management directors who qualify as independent under the New York Stock Exchange Corporate Governance Rules, or the NYSE Rules. All of our directors are free to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of only non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.

In addition, in determining the appropriate leadership structure of our Board of Directors, our Board of Directors considered the results of the vote on the stockholder proposal submitted to our stockholders at the 2010 annual meeting of stockholders regarding the adoption of a policy requiring the Chairman of the Board of Directors to be an independent director who has not previously served as an executive officer of Boston Properties. The proposal was not approved by our stockholders.

Director Independence.    Under the NYSE Rules, a majority of the Board of Directors must qualify as “independent directors.” To qualify as an “independent director,” the Board of Directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). Our Board of Directors established categorical standards to assist it in making the required independence determinations.

Under these categorical standards, any relationship with us shall be deemed not material if:

1.	The relationship does not preclude a finding of independence under Sections 303A.02(b)(i) through 303A.02(b)(v) of the New York Stock Exchange Listed Company Manual (the “NYSE Disqualifying Rules”);

2.	The relationship does not involve any of the following, whether currently existing or occurring since the end of the last fiscal year or during the past three fiscal years:

(a)	a director being an executive officer of, or owning, or having owned, of record or beneficially in excess of ten percent (10%) equity interest in, any business or professional entity that has made during any of such fiscal years, or proposes to make during the Company’s current fiscal year, payments to the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company for property or services in excess of five percent (5%) of: (i) the Company’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year), or (ii) the other entity’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year).

(b)

a director being an executive officer of, or owning, or having owned, of record or beneficially in excess of ten percent (10%) equity interest in, any business or professional entity to which the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company has made during any of such fiscal years, or proposes to make during the Company’s current fiscal year, payments for property or services in excess of five percent

(5%) of: (i) the Company’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year), or (ii) the other entity’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year).

(c)	a director or an immediate family member of the director being an officer, director or trustee of a charitable organization where the annual discretionary charitable contributions of the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company in any single year to the charitable organization exceeded the greater of $1 million or two percent (2%) of that organization’s consolidated gross revenues for the fiscal year;

(d)	a director or an immediate family member of a director being indebted to the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company in an amount in excess of $120,000;

(e)	a director being an executive officer, partner or greater than 10% equity owner of an entity, or being a trustee or a substantial beneficiary of a trust or estate, indebted to the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company in an amount in excess of the greater of $120,000 or 5% of such entity’s total consolidated assets, or to whom the Company or an entity controlled by an executive officer of the Company is indebted (other than with respect to (i) any publicly traded debt securities of the Company or such entity or (ii) non-recourse loans secured by real estate where both the lender and the Company or such entity intend for the lender to transfer all right to, and control over, the loan within 12 months and the documentation includes customary provisions for loans targeted at the commercial mortgage backed securities (CMBS) or collateralized debt obligation (CDO) markets) in an amount in excess of 5% of the Company’s or such entity’s total consolidated assets;

(f)	a transaction or currently proposed transaction (other than relating to the ownership of securities), which involved or involves the direct or indirect payment in a single year of in excess of $120,000 from the Company, an executive officer of the Company or an entity controlled by an executive officer of the Company to a director or an immediate family member of a director;

(g)	a director or an immediate family member of a director being an executive officer, general or managing partner or owner of more than 10% of the outstanding equity securities of an entity that has a co-investment or is a joint venture partner with the Company where the amount of the entity’s equity investment in any single year exceeds the greater of $1 million or 2% of the total consolidated assets of the entity; or

(h)	a director or an immediate family member of a director being an executive officer, general or managing partner or owner of more than 10% of the outstanding equity securities of an entity (other than the Company) in which an executive officer of the Company or an entity controlled by an executive officer of the Company is an executive officer, general or managing partner or owner of more than 10% of the outstanding equity securities of the entity.

For purposes of these standards, “immediate family” member has the same meaning as in the NYSE Disqualifying Rules.

Relationships not specifically deemed not material by the above categorical standards may, in the Board’s judgment, be deemed not to be material.

Because Mses. Budinger and Einiger and Messrs. Bacow, Frenkel, Lustig, Patricof, Turchin and Twardock do not have any relationships with us other than those that are deemed not material under the foregoing categorical standards, our Board of Directors has determined that they are “independent directors” for purposes of the NYSE Rules.

Risk Oversight.    Our Board of Directors plays an important role in the risk oversight of Boston Properties. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by our Board of Directors and its committees. In particular, our Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to our Board of Directors and its committees on topics relating to the risks that Boston Properties faces, including, among others, market conditions, tenant concentrations and credit worthiness, leasing activity and expirations, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against Boston Properties and various other matters relating to Boston Properties’ business, (2) the required approval by our Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, development projects, new borrowings and the appointment and retention of Boston Properties’ senior management, (3) the direct oversight of specific areas of Boston Properties’ business by the Audit, Compensation and Nominating and Corporate Governance Committees, and (4) regular periodic reports from Boston Properties’ auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of Boston Properties as a REIT for tax purposes and Boston Properties’ internal control over financial reporting. Our Board of Directors also relies on management to bring significant matters impacting Boston Properties to its attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is specifically responsible for discussing the guidelines and policies that govern the process by which Boston Properties’ exposure to risk is assessed and managed by management. As part of this process, the Audit Committee oversees the planning and conduct of an annual risk assessment that is designed to identify and analyze risks to achieving Boston Properties’ business objectives. The results of the risk assessment are then discussed with management and used to develop Boston Properties’ annual internal audit plan. In addition, as one component of Boston Properties’ anti-fraud program, Boston Properties, under the supervision of the Audit Committee, established a hotline available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Because of the role of our Board of Directors in the risk oversight of Boston Properties, our Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to Boston Properties’ operations. Our Board of Directors recognizes that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to Boston Properties’ operations, and while our Board believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason our Board of Directors selected its current leadership structure over other potential alternatives. See the discussion under the heading “Leadership Structure” above for a discussion of why our Board of Directors has determined that its current leadership structure is appropriate.

Meetings.    Our Board of Directors met eight times during 2011. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of our Board of Directors on which the director served (during the periods that he or she served). Directors are expected to attend annual meetings of our stockholders in person unless doing so is impracticable due to unavoidable conflicts. All but one of the directors then serving attended the 2011 annual meeting of stockholders.

Directors who qualify as “non-management” within the meaning of the NYSE Rules meet on a regular basis in executive sessions without management participation. The executive sessions occur after each regularly scheduled meeting of the entire Board and at such other times that the non-management directors deem appropriate. Each director has the right to call an executive session. In addition, at least once per year, an executive session is held with only independent directors present. The executive sessions are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular executive session or portion of an executive session.

Committees.    Our Board of Directors has the following three committees: (1) Audit, (2) Compensation and (3) Nominating and Corporate Governance. The membership and the function of each of these committees are described below.

Audit	Compensation	Nominating and Corporate Governance
Alan J. Patricof, Chair	David A. Twardock, Chair	Zoë Baird Budinger, Chair
Lawrence S. Bacow	Lawrence S. Bacow	Alan J. Patricof
Carol B. Einiger	Dr. Jacob A. Frenkel	David A. Twardock

Audit Committee.    Our Board of Directors has established an Audit Committee consisting of Messrs. Patricof (Chair) and Bacow and Ms. Einiger. The Audit Committee operates pursuant to a charter that was approved by our Board of Directors and that is reviewed and reassessed at least annually. The Audit Committee, among other functions, (1) has the sole authority to appoint, retain, terminate and determine the compensation of our independent accountants, (2) reviews with our independent accountants the scope and results of the audit engagement, (3) approves professional services provided by our independent accountants and (4) reviews the independence of our independent accountants. Each member of the Audit Committee is “independent” as that term is defined in the rules of the SEC and the applicable NYSE Rules. Our Board of Directors determined that Mr. Patricof qualifies as an “audit committee financial expert” as that term is defined in the rules of the SEC. The Audit Committee Report is included in this proxy statement on page 68. The Audit Committee met eight times during 2011.

Compensation Committee.    Our Board of Directors has established a Compensation Committee consisting of Messrs. Twardock (Chair), Bacow and Frenkel. None of the members of the Compensation Committee is an employee of Boston Properties and each of them is an independent director under the NYSE Rules.

The Compensation Committee operates pursuant to a charter that was approved by our Board of Directors and that is reviewed and reassessed at least annually. The Compensation Committee’s responsibilities include, among other duties, the responsibility to (1) review and approve the corporate goals and objectives relevant to the compensation of the Chairman, the Chief Executive Officer and certain designated senior executive officers, (2) evaluate the performance of the Chairman, the Chief Executive Officer and designated senior executive officers in light of such goals and objectives and determine and approve compensation of such officers based on such evaluation, (3) review and approve the compensation of other executive officers, (4) review and approve grants and awards under all incentive-based compensation plans and equity-based plans and (5) perform other functions or duties deemed appropriate by our Board of Directors.

The Compensation Committee makes all compensation decisions for all executive officers. With respect to compensation decisions relating to executive officers other than the Chairman and the Chief Executive Officer, the Compensation Committee takes into consideration recommendations made by the Chairman and Chief Executive Officer, the President and/or the Chief Operating Officer. Decisions regarding the non-equity compensation of other officers and employees are made by the Chief Executive Officer, the President and the Chief Operating Officer. The Compensation Committee has delegated limited authority to the Chief Executive Officer to make equity grants to employees who are not executive officers. In 2011, the Compensation Committee once again engaged FTI Consulting, Inc. (“FTI”), to assist the committee in determining the amount and form of executive compensation. Information concerning the nature and scope of FTI’s assignments and related disclosures is included in “Compensation Discussion and Analysis” beginning on page 25. The Compensation Committee also reviews and makes recommendations to the full Board of Directors regarding the compensation of non-employee directors.

The Compensation Committee Report is included in this proxy statement on page 42. The Compensation Committee met 17 times during 2011.

Nominating and Corporate Governance Committee.    Our Board of Directors has established a Nominating and Corporate Governance Committee (the “NCG Committee”) consisting of Ms. Budinger (Chair) and Messrs. Patricof and Twardock, each of whom is an independent director under the NYSE Rules. The NCG Committee operates pursuant to a charter that was approved by our Board of Directors and that is reviewed and reassessed at least annually. Under its charter, the NCG Committee is responsible for developing and annually reviewing and recommending to the Board a set of corporate governance guidelines. These corporate governance guidelines provide that the NCG Committee, together with our Chairman and Chief Executive Officer, is responsible for coordinating succession planning by the Board. The NCG Committee, among other functions specified in its charter, is also responsible for identifying individuals qualified to become Board members, consistent with criteria established by the NCG Committee, and recommending to the Board director nominees for election at each annual meeting of stockholders. In addition, the NCG Committee is responsible for establishing a policy with regard to the consideration by the NCG Committee of director candidates recommended by securityholders, establishing procedures to be followed by securityholders submitting such recommendations and establishing a process for identifying and evaluating nominees for the Board, including nominees recommended by securityholders. The NCG Committee met 11 times during 2011.

A copy of each of our Audit Committee, Compensation Committee and NCG Committee Charters is available on our website at http://www.bostonproperties.com under the heading “Corporate Governance.”

Our Board of Directors also has (1) a Special Transactions Committee, the current members of which are Messrs. Zuckerman and Linde, which may approve acquisitions, dispositions, financings and refinancings involving amounts less than $25 million and may approve refinancings in amounts greater than $25 million if the existing debt is increasing by less than $25 million, and (2) a Significant Transactions Committee, the current members of which are Messrs. Zuckerman, Linde and Twardock, which may approve acquisitions, dispositions, financings and refinancings involving amounts equal to or greater than $25 million but less than $200 million and may approve refinancings in amounts greater than $200 million if the existing debt is increasing by less than $200 million. The Special Transactions Committee held no meetings and took action by written consent three times during 2011. The Significant Transactions Committee held one meeting and took action by written consent two times during 2011.

Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Boston Properties or to discharge specific duties delegated to the committee by the full Board of Directors.

Consideration of Director Nominees

Securityholder Recommendations.    The NCG Committee’s current policy is to review and consider any director candidates who have been recommended by securityholders in compliance with the procedures established from time to time by the NCG Committee. All securityholder recommendations for director candidates must be submitted to our Secretary at Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, MA 02199-8103, who will forward all recommendations to the NCG Committee. We did not receive any securityholder recommendations for director candidates for election at the 2012 annual meeting in compliance with the procedures set forth below. All securityholder recommendations for director candidates for election at the 2013 annual meeting of stockholders must be submitted to our Secretary on or before November 30, 2012 and must include the following information:

•	the name and address of record of the securityholder;

•

a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934;

•

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•

a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

•	a description of all arrangements or understandings between the securityholder and the proposed director candidate;

•

the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Board Membership Criteria.    The NCG Committee has established criteria for NCG Committee-recommended director nominees. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended nominee for a position on the Board:

•	the candidate must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	the candidate must be highly accomplished in his or her respective field, with superior credentials and recognition;

•	the candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;

•	the candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the nominee may serve;

•

the candidate’s principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director’s responsibilities to us and our stockholders; and

•	to the extent the candidate serves or has previously served on other boards, the candidate must have a history of actively contributing at board meetings.

In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:

•	a majority of the Board of Directors shall be “independent” as defined by the NYSE Rules;

•	each of its Audit, Compensation and NCG Committees shall be comprised entirely of independent directors; and

•

at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Finally, in addition to any other standards the NCG Committee may deem appropriate from time to time for the overall structure and composition of the Board, the NCG Committee may consider the following factors when recommending director candidates to the full Board for nomination, or presenting director candidates to the full Board for consideration:

•	whether the candidate has direct experience in the real estate industry or in the markets in which we operate; and

•	whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Identifying and Evaluating Nominees.    The NCG Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chairman, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate.

The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a securityholder in compliance with the NCG Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the NCG Committee may consider, in addition to the minimum qualifications for NCG Committee-recommended director nominees, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence and the needs of our Board. Neither the NCG Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating proposed director candidates. As noted above, the NCG Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. Other than circumstances in which we may be legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a securityholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Communications with the Board

Stockholders and other interested parties who wish to communicate with any of our directors or the Board of Directors as a group, may do so by writing to them at [Name(s) of Director(s)/Board of Directors of Boston Properties, Inc.], c/o Compliance Officer, Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, MA 02199-8103.

Stockholders and other interested parties who wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, may do so by writing to the Chair of the Audit Committee of Boston Properties, Inc., c/o Compliance Officer, Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, MA 02199-8103. You are welcome to make any such reports anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

Stockholders and other interested parties who wish to communicate with our non-management directors as a group, may do so by writing to Non-Management Directors of Boston Properties, Inc., c/o Compliance Officer, Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, MA 02199-8103.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Officer will be forwarded by the Compliance Officer promptly to the addressee(s).

Corporate Governance Guidelines

Our Board of Directors adopted Corporate Governance Guidelines, a copy of which is available on our website at http://www.bostonproperties.com under the heading “Corporate Governance.”

Code of Business Conduct and Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics, which governs business decisions made and actions taken by our directors, officers and employees. A copy of this Code is available on our website at http://www.bostonproperties.com under the heading “Corporate Governance.” We intend to disclose on this website any amendment to, or waiver of, any provision of this Code applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE Rules.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

At the annual meeting, seven directors will be elected to serve for a one-year term until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualified. Following the recommendation of the NCG Committee, our Board of Directors has nominated Mr. Lawrence S. Bacow, Ms. Zoë Baird Budinger, Mr. Douglas T. Linde, Mr. Matthew J. Lustig, Mr. Alan J. Patricof, Mr. Martin Turchin and Mr. David A. Twardock for election. Each nominee is currently serving as a director of Boston Properties. In making its recommendations, the NCG Committee considered a number of factors, including its criteria for Board membership, which included the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on our Board. Our Board of Directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

At the 2010 annual meeting of stockholders, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation that provides for the annual election of directors. As a result, the directors who were elected at the 2011 annual meeting of stockholders and the class of directors who were elected at the 2009 annual meeting of stockholders, whose terms will expire at the 2012 annual meeting of stockholders, will stand for election for one-year terms expiring at the 2013 annual meeting of stockholders. The class of directors who were elected at the 2010 annual meeting of stockholders, whose terms will expire in 2013, will hold office until the end of their terms. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed to our Board of Directors to fill a vacancy will hold office for a term expiring at the next annual meeting of stockholders following such appointment.

Vote Required

In connection with the amendment to our Amended and Restated Certificate of Incorporation providing for the annual election of directors, our Board of Directors adopted an amendment to our By-laws providing for majority voting in the election of directors in uncontested elections. Specifically, our By-laws provide that, in an uncontested election, nominees for director are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The majority voting standard would not apply in contested elections, which, generally, will include any situation in which Boston Properties receives a notice that a stockholder has nominated a person for election to our Board of Directors at a meeting of stockholders that is not withdrawn on or before the tenth day before Boston Properties first mails its notice for such meeting to the stockholders.

The majority voting standard will apply to the election of directors at the 2012 annual meeting of stockholders. Accordingly, nominees for director will be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Broker non-votes, if any, and abstentions will not be treated as votes cast.

Our Board of Directors has also adopted a resignation policy, included in our Corporate Governance Guidelines, under which a director who fails to receive the required number of votes for re-election will tender his or her resignation to our Board of Directors for its consideration. The NCG Committee will act on an expedited basis to determine whether it is advisable to accept the director’s resignation and will submit the recommendation for prompt consideration by our Board of Directors. Our Board of Directors will act on the tendered resignation within 90 days following certification of the stockholder vote and will promptly and publicly disclose its decision. The director whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The NCG Committee and our Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Recommendation

The Board of Directors unanimously recommends a vote FOR its nominees, Lawrence S. Bacow, Zoë Baird Budinger, Douglas T. Linde, Matthew J. Lustig, Alan J. Patricof, Martin Turchin and David A. Twardock. Properly authorized proxies solicited by the Board will be voted FOR each of the nominees unless instructions to the contrary are given.

Information Regarding the Nominees, Other Directors and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting, each director who is not standing for election and the executive officers who are not directors, based on information furnished to Boston Properties by each nominee, director and executive officer. Each executive officer holds office until the regular meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Directors that such person should serve as a director of Boston Properties. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that our Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the annual meeting.

Directors with Terms Expiring 2012

Lawrence S. Bacow.    Mr. Lawrence S. Bacow has been a director since May 7, 2003. He currently is the President-in-Residence at the Harvard Graduate School of Education. From September 2001 until August 2011, Mr. Bacow served as President of Tufts University, which had more than 10,000 students enrolled and an operating budget of more than $650 million for its fiscal year ended June 30, 2010. Prior to his appointment to this position, Mr. Bacow served in various capacities at the Massachusetts Institute of Technology, including Chancellor from August 1998 to June 2001. During his 24-year tenure at the Massachusetts Institute of Technology, Mr. Bacow was the Lee and Geraldine Martin Professor of Environmental Studies in the Department of Urban Studies and Planning and he also was the founding Director of the MIT Center for Real Estate Development, the Chair of the MIT Council on the Environment and the Chairman of the Faculty of the Massachusetts Institute of Technology. Mr. Bacow currently serves on the boards of Loews Corporation and Liquidnet, Inc. Mr. Bacow previously served as a director of Grubb & Ellis Company, a commercial real estate advisory firm, and an executive vice president of Spaulding Investment Company. During his career, Mr. Bacow has held professorships and other academic positions involving researching and teaching on real estate and related topics. Mr. Bacow serves as a Fellow of Harvard College, the senior governing board of Harvard University, where he chairs the Facilities and Capital Planning Committee. He received an SB in Economics from the Massachusetts Institute of Technology and a Ph.D., an MPP and a JD from Harvard University. He is 60 years old.

Zoë Baird Budinger.    Ms. Zoë Baird Budinger has been a director since May 11, 2005. Since January 1998 she has served as President of the Markle Foundation, a private philanthropy that focuses on using information and communications technologies to address critical public needs, particularly in the areas of health care and national security. Ms. Budinger previously gained extensive experience in the legal profession, including senior governmental positions and positions with large public companies, a prominent law firm and Yale Law School, during which time she has gained significant experience spanning a broad range of legal matters, including corporate governance matters. Ms. Budinger previously had been Senior Vice President and General Counsel of Aetna, Inc., an international insurance company, from 1990 to 1996, and a senior visiting scholar at Yale Law School from 1996 to 1997. Prior to holding such positions, Ms. Budinger had served as

Counselor and Staff Executive of General Electric Co., a partner in the international law firm of O’Melveny and Myers, an associate general counsel to President Jimmy Carter and an attorney in the Office of Legal Counsel of the United States Department of Justice. Ms. Budinger is a member of the Council on Foreign Relations and the Advisory Board for the Lloyd N. Cutler Center for the Rule of Law at the Salzburg Global Seminar and The Trilateral Commission, and she serves on the board of The Chubb Corporation. She also serves as an honorary trustee of The Brookings Institution. She has also served on the Technology & Privacy Advisory Committee to the United States Secretary of Defense from 2003 to 2004, President Clinton’s Foreign Intelligence Advisory Board from 1993 to 2001 and the International Competition Policy Advisory Committee to the United States Attorney General from 1997 to 2000. Ms. Budinger received an undergraduate degree from the University of California at Berkeley with majors in communications and public policy, as well as political science. She also received a JD from the University of California at Berkeley’s Boalt School of Law. She is 59 years old.

Douglas T. Linde.    Mr. Douglas T. Linde has been a director since January 21, 2010. Mr. Linde serves as President of Boston Properties, Inc. Prior to his appointment to this position in May 2007, he served as Executive Vice President since January 2005 and he also served as Chief Financial Officer and Treasurer from 2000 until November 2007. He joined Boston Properties in January 1997 as Vice President of Acquisitions and New Business to help identify and execute acquisitions and to develop new business opportunities and was promoted to Senior Vice President for Financial and Capital Markets in October 1998. Prior to joining Boston Properties, Mr. Linde served from 1993 to 1997 as President of Capstone Investments, a Boston real estate investment company. From 1989 to 1993, he served as Project Manager and Assistant to the Chief Financial Officer of Wright Runstad and Company, a private real estate developer in Seattle, WA. He began his career in the real estate industry with Salomon Brothers’ Real Estate Finance Group. Mr. Linde is a member of the Board of Directors of Beth Israel Deaconess Medical Center and serves on the Finance Committee. He is a member of the Real Estate Roundtable and serves as a director of the Boston Municipal Research Bureau and Jobs for Massachusetts. Mr. Linde also serves on the Urban Studies and Planning Visiting Committee at MIT. Mr. Linde received a BA from Wesleyan University in 1985 and an MBA from Harvard Business School in 1989. Mr. Linde is 48 years old.

Matthew J. Lustig.    Matthew J. Lustig has been a director since January 20, 2011. Mr. Lustig has worked for more than 25 years in the real estate industry, during which time he gained extensive experience providing strategic and financial advice and execution to clients, and investing in real estate companies and assets as a principal. Mr. Lustig is Vice Chairman of U.S. Investment Banking and Head of Real Estate at Lazard Frères & Co. (“Lazard”), the investment bank, and, separately, Chief Executive Officer of Lazard Real Estate Partners LLC (“LREP”), the real estate investment business of Lazard Alternative Investments LLC (“LAI”). He is responsible for Lazard’s real estate investment banking activities, as well as LAI’s real estate fund activities. In recent years, he has played an active role in more than $200 billion of advisory assignments and transactions involving leading real estate companies in the public and private markets. At LREP, Mr. Lustig has overseen multiple funds with over $2.5 billion of equity capital invested in real estate operating companies and properties. Prior to joining Lazard in 1989, Mr. Lustig was a First Vice President in the real estate group at Drexel Burnham Lambert and, before that, was a lending officer at Chase Manhattan Bank specializing in credit, construction and real estate finance. Mr. Lustig is a member of the board of directors of Ventas, Inc. and he previously served as the chairman of Atria Senior Living Group, Inc., which was acquired by Ventas in May 2011. Mr. Lustig also serves as the Chairman of the Board of Atria Senior Living, Inc., a private senior housing management company that was formed prior to the disposition of Atria Senior Living Group, Inc. to Ventas. He has also served as a director of several other public and private LREP portfolio companies. Mr. Lustig is a member of the Real Estate Roundtable and numerous other industry organizations, and he serves on the boards of Pension Real Estate Association, Larson Leadership Initiative at the Urban Land Institute, The Wharton School Samuel Zell/Robert Lurie Real Estate Center and the Real Estate Advisory Board at Columbia University School of Business. He also serves on the Board of Visitors at the School of Foreign Service at Georgetown University from which he graduated with a BSFS. He is 51 years old.

Alan J. Patricof.    Mr. Alan J. Patricof has been a director since June 23, 1997. Mr. Patricof has more than 40 years of experience leading venture capital firms, during which time he has completed several billion dollars of investments in a diverse range of companies and gained significant expertise evaluating investment opportunities and overseeing the management development and operations of portfolio companies. Currently, Mr. Patricof is Managing Director of Greycroft, LLC, a venture capital firm he formed in 2006, which has more than $200 million under management. Prior to that, he was Chairman of Apax Partners, Inc. (formerly Patricof & Co. Ventures, Inc.), a venture capital company that he founded in 1969, which is now one of the world’s leading private equity firms with approximately $40 billion under management or advice. He is a board member of TechnoServe, the Trickle Up Program, National Foundation for Teaching Entrepreneurship (NFTE), the Initiative for Global Development (IGD) Leadership Council and the Millennium Challenge Corporation and serves on the Global Advisory Board of Endeavor, Inc. Mr. Patricof received a BS in Finance from Ohio State University and an MBA from Columbia Business School. He is 77 years old.

Martin Turchin.    Mr. Martin Turchin has been a director since June 23, 1997. Mr. Turchin serves as Vice-Chairman of CB Richard Ellis, the world’s largest real estate services company. From 1985 until its merger with CB Richard Ellis in July 2003, Mr. Turchin served as Vice-Chairman of Insignia/ESG, Inc., a subsidiary of Insignia Financial Group, which was one of the nation’s largest commercial real estate brokerage, consulting and management firms. Prior to joining Insignia/ESG, Inc., he spent 14 years with Kenneth E. Laub & Company, Inc. where he was involved in real estate acquisition, financing, leasing and consulting. Mr. Turchin has more than 30 years experience as a commercial real estate broker, consultant and advisor and has been involved in some of the largest real estate transactions in the United States. During his career, he has orchestrated more than 50 million square feet of real estate transactions. He is a three-time recipient of the Real Estate Board of New York’s “Most Ingenious Deal of the Year Award” and a two-time recipient of the “Robert T. Lawrence Award.” Mr. Turchin serves on the board of GenCorp Inc. He holds a BS from City College of the University of New York and a JD from St. John’s Law School. He is 70 years old.

David A. Twardock.    Mr. David A. Twardock has been a director since May 7, 2003. Mr. Twardock has more than 25 years of experience in the real estate finance industry, during which time he has overseen the lending and asset management of billions of dollars of commercial mortgages and other real estate debt financing and the management and disposition of billions of dollars of real estate equity. Currently, Mr. Twardock is the President of Prudential Mortgage Capital Company, LLC, the real estate finance affiliate of Prudential Financial, Inc., which had more than $66 billion in assets under management and administration as of December 31, 2011 and annually lends billions of dollars in real estate debt financing. Since 1982, Mr. Twardock has held numerous positions relating to real estate equity and debt with Prudential, including his position from 1996 to November 1998 as Senior Managing Director of Prudential Realty Group. Mr. Twardock is a member of the Urban Land Institute, International Council of Shopping Centers and the Economics Club of Chicago. Mr. Twardock currently serves as a director of the Real Estate Roundtable and he previously served as Chairman of the Real Estate Roundtable Capital Markets Committee. Mr. Twardock serves as a director of Prudential Mortgage Capital Holdings Corp. and its various subsidiaries, Prudential Asset Resources, Inc. and Prudential Realty Securities, Inc. He received a BS in Civil Engineering from the University of Illinois and an MBA in Finance and Behavioral Science from the University of Chicago. He is 54 years old.

Directors with Terms Expiring 2013

Mortimer B. Zuckerman.    Mr. Mortimer B. Zuckerman serves as Chairman of the Board of Directors and Chief Executive Officer of Boston Properties, Inc. and has been a director since June 23, 1997. Mr. Zuckerman was appointed Chief Executive Officer on January 10, 2010. Mr. Zuckerman co-founded Boston Properties in 1970 after spending seven years at Cabot, Cabot & Forbes where he rose to the position of Senior Vice President and Chief Financial Officer. He is also Chairman and Editor-in-Chief of U.S. News & World Report and Chairman and Publisher of the New York Daily News. He serves as trustee of Memorial Sloan-Kettering and he is a member of the Bank of America Global Wealth & Investment Management Committee, the Council on Foreign Relations, the Washington Institute for Near East Studies, the International Institute of Strategic Studies

and the Board of Directors for the Broad Center for the Management of School Systems. He is also a member, secretary and treasurer of the International Peace Institute. Mr. Zuckerman is the vice chairman of the Funds for Public Schools, a former Associate Professor of City and Regional Planning at the Harvard Graduate School of Design, a former lecturer of City and Regional Planning at Yale University and a past president of the Board of Trustees of the Dana Farber Cancer Institute in Boston. Mr. Zuckerman was awarded the Commandeur De L’Ordre des Arts et des Lettres by the government of France, the Lifetime Achievement Award from Guild Hall and the Gold Medal from the American Institute of Architecture in New York. Mr. Zuckerman is a graduate of McGill University in Montreal where he received an undergraduate degree with first class honors in 1957 and a degree in law in 1961. He received an MBA with distinction from the Wharton School, University of Pennsylvania in 1961 and an LLM from Harvard University in 1962. He has also received three honorary degrees. He is 74 years old.

Carol B. Einiger.    Ms. Carol B. Einiger has been a director since May 5, 2004. Ms. Einiger has more than 35 years of experience as an investment banker and investment advisor, during which time she has gained significant expertise in the operation of public and private debt and equity capital markets and the evaluation of investment opportunities. Ms. Einiger is President of Post Rock Advisors, LLC, a private investment advisory firm established in 2005. Ms. Einiger began her investment career in 1971 at Goldman, Sachs & Co. and worked at The First Boston Corporation from 1973 to 1988, becoming Managing Director and head of the Capital Markets Department and the Short-Term Finance Department. In 1988, Ms. Einiger became Executive-in-Residence and Visiting Professor at Columbia Business School, and in 1989 she joined Wasserstein Perella & Co. as Managing Director. She joined the Edna McConnell Clark Foundation in 1992, serving as Chief Financial Officer and then Acting President until 1996. From 1996 through 2005, Ms. Einiger served as Chief Investment Officer of The Rockefeller University, where she was responsible for the management of the University’s endowment. Ms. Einiger is a Director of The New York Stem Cell Foundation, a member of the Board of Overseers of Columbia Business School and a trustee and a member of the Investment Committee of UJA-Federation of New York. She previously served on the Boards of Trustees and Investment Committees of the University of Pennsylvania, the Horace Mann School and the Lasker Foundation; as Vice Chair of the Investment Committee of The Museum of Modern Art; as a Director of Credit Suisse First Boston (USA); and on the Advisory Board of Blackstone Alternative Asset Management. Ms. Einiger is the recipient of numerous awards, including the Alumni Award of Merit of the University of Pennsylvania, the Columbia Business School Distinguished Alumna Award, the AJC National Human Relations Award, the Anti-Defamation League Woman of Achievement Award and the Catalyst Award for Corporate Leadership. She received a BA from the University of Pennsylvania and an MBA with honors from Columbia Business School. She is 62 years old.

Dr. Jacob A. Frenkel.    Dr. Jacob A. Frenkel has been a director since February 24, 2010. Dr. Frenkel has worked for more than 40 years in the financial industry, government and academia, during which time he gained significant knowledge of global macroeconomics and experience advising large financial institutions. Dr. Frenkel has been the Chairman of JPMorgan Chase International and a member of the executive committee of JPMorgan Chase & Co. since December 2009. Since November 2009, Dr. Frenkel has served as a director of Loews Corporation, one of the largest diversified holding companies in the United States. Dr. Frenkel is Chairman of the Board of Trustees of the Group of Thirty (G-30), a private, nonprofit, consultative group on international economic and monetary affairs. He has been a member of this group since 1988 and served as Chairman and Chief Executive Officer from 2000 to 2011. He previously served as Vice Chairman of American International Group, Inc. from 2004 to 2009. He was with Merrill Lynch Inc. between 2000 and 2004 and served as Chairman of Merrill Lynch International. Prior to that, he served for two terms as Governor of the Bank of Israel from 1991 to 2000. Dr. Frenkel was also Chairman of the Board of Governors of the Inter-American Development Bank, Vice Chairman of the Board of Governors of the European Bank for Reconstruction and Development and Economic Counselor and Director of Research at the International Monetary Fund. Dr. Frenkel also held numerous academic positions. Between 1971 and 1987, he was at the University of Chicago where he served as the David Rockefeller Professor of International Economics. He received a BA in Economics and Political Science from Hebrew University in Israel and an MA and Ph.D. in Economics from the University of Chicago. He is 69 years old.

Executive Officers who are not Directors

Raymond A. Ritchey.    Mr. Raymond A. Ritchey serves as Executive Vice President, Head of the Washington, D.C. Office and National Director of Acquisitions and Development. Prior to his appointment in April 1998 to this position, he served as Senior Vice President and Co-Manager of our Washington, D.C. office. In his current position, Mr. Ritchey is responsible for all business development, leasing and marketing as well as new opportunity origination in the Washington, D.C. area. He also directly oversees similar activities on a national basis. Mr. Ritchey joined us in 1980, leading our expansion to become one of the dominant real estate firms in the Washington, D.C. metropolitan area. For four years prior to joining us, Mr. Ritchey was one of the leading commercial real estate brokers in the Washington, D.C. area with Coldwell Banker. He is a 1972 graduate of the U.S. Naval Academy and a 1973 graduate of the U.S. Naval Post Graduate School in Monterey, California. He is 61 years old.

Michael E. LaBelle.    Mr. Michael E. LaBelle serves as Senior Vice President, Chief Financial Officer and Treasurer. Prior to his appointment to this position in November 2007, Mr. LaBelle served as Senior Vice President, Finance since February 2005. His primary responsibilities have included managing all debt capital market activities, including maintaining our relationships with our rating agencies and lending institutions, supervising treasury management and underwriting tenant credit capacity. In his current role, Mr. LaBelle oversees the finance, accounting, internal audit and investor relations departments and is also responsible for capital raising, financial strategy and planning. Prior to joining us in March 2000, Mr. LaBelle held the position of Vice President & Relationship Manager with Fleet National Bank for nine years with the responsibility of financing large-scale commercial real estate developments. He started his career as an Associate National Bank Examiner with the Office of the Comptroller of the Currency in New York City specializing in commercial real estate debt portfolio analysis and valuation in commercial banks located throughout the Mid-Atlantic and Northeastern United States. Mr. LaBelle is a former member of the Board of Directors for the Boston Chapter of the Real Estate Finance Association. Mr. LaBelle holds a BS degree in Economics from the University of Colorado. He is 47 years old.

Peter D. Johnston.    Mr. Peter D. Johnston serves as Senior Vice President and Regional Manager of our Washington, D.C. office. He is in charge of all operations including project development, leasing, construction, property management and administrative activities for our Washington, D.C. office, with a staff of approximately 170 people. Mr. Johnston joined the Company in 1987. In 1989 he was promoted to Project Manager, with subsequent promotions in 1991 to Vice President and in 1997 to Senior Vice President. In 2003 he was appointed head of the development team in the Washington, D.C. Region and held this position until his promotion in September 2005 to the position of Regional Manager. Mr. Johnston has been directly responsible for more than four million square feet of new development and renovation projects. He is a past member of the board of directors of the Northern Virginia Chapter of the National Association of Industrial and Office Properties (NAIOP). Mr. Johnston received a BA in Business Administration from Roanoke College, an MA in 1982 from Hollins College and an MBA in 1987 from the University of Virginia. He is 53 years old.

Bryan J. Koop.    Mr. Bryan J. Koop serves as Senior Vice President and Regional Manager of our Boston office. Mr. Koop is responsible for overseeing the operation of our existing regional portfolio in the Boston area, which includes the Prudential Center and Cambridge Center. He is also responsible for developing new business opportunities in the area. Prior to joining us in 1999, Mr. Koop served at Trammell Crow Company from 1982 to 1999 where his career covered high-rise office building leasing and the development of commercial office buildings and shopping centers. From 1993 to 1999, his position was Managing Director and Regional Leader for Trammell Crow Company’s New England region, which included all commercial office and shopping center operations. Mr. Koop is a member of the Board of Directors for the Massachusetts Chapter of NAIOP and previously served as chairman of the Back Bay Association. Mr. Koop received a BBA in 1980 and an MBA in 1982 from Texas Christian University. He is 53 years old.

Mitchell S. Landis.    Mr. Mitchell S. Landis serves as Senior Vice President and Regional Manager of our Princeton office. Prior to his appointment to this position in February 2001, he served as Vice President and Regional Manager of our Princeton office. He is responsible for overseeing development, leasing and management for the Carnegie Center and Tower Center assets and for the pursuit of new business opportunities in the region. Mr. Landis joined Boston Properties in June 1998 when we acquired the assets of The Landis Group, for which he was Chief Operating Officer. For 19 years prior to that, he owned and operated Landis Food Services, a restaurant franchiser and owner in the Northeast United States and Canada. Mr. Landis received a BS degree in Economics from New York University in 1973 and completed coursework toward a master’s degree in Economics in 1975. Mr. Landis is 61 years old.

Robert E. Pester.    Mr. Robert E. Pester serves as Senior Vice President and Regional Manager of our San Francisco office, with responsibility for all of our activities on the West Coast. Mr. Pester is responsible for overseeing existing operations at the Embarcadero Center and our other Bay Area properties on the Peninsula and in Silicon Valley, and developing new business opportunities in the area. Prior to joining us in 1998, he served as Executive Vice President and Chief Investment Officer of Bedford Property Investors, a real estate investment trust in Lafayette, CA, where he led the acquisitions and development program. Prior to 1994, he was President of Bedford Property Development, a private West Coast development concern that held more than $2 billion in real estate assets. From 1980 to 1989, he was a leading commercial real estate broker with Cushman & Wakefield in northern California, where he last served as Vice President. He is a 1979 graduate of the University of California at Santa Barbara with a BA in Economics and Political Science. He is 55 years old.

Robert E. Selsam.    Mr. Robert E. Selsam serves as Senior Vice President and Regional Manager of our New York office. He oversees all aspects of our New York activities, including development, acquisitions, leasing and building operations. He joined us as a Vice President in 1984, prior to which he was Director of Planning for the Metropolitan Transportation Authority of the State of New York. Mr. Selsam is a member of the Board of Governors of the Real Estate Board of New York and is a board member of the New York Building Congress. He is also a trustee of the Phipps Houses and chairman of the Executive Committee of Phipps Houses, past Chairman of the Salvadori Center and a member of the Advisory Board of Goldman Family Enterprises. He received a BA from the University of Pennsylvania in 1968 and an MS in Urban Planning from the Columbia University School of Architecture in 1970. He is 65 years old.

Frank D. Burt.    Mr. Frank D. Burt serves as Senior Vice President and General Counsel, a position he has held since 2003. He is responsible for overseeing the legal department and the delivery of legal services for Boston Properties. Mr. Burt has served in various capacities since he joined us in 1986, and he represented us in the acquisition of the Prudential Center in Boston and the Embarcadero Center in San Francisco, as well as in the development activities at the Prudential Center. He previously worked in the real estate department at Nutter, McClennen & Fish in Boston. Mr. Burt is a member of the Boston Bar Association and a speaker for Massachusetts Continuing Legal Education and the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Burt received a BA, magna cum laude, from Brown University in 1980 and a JD, cum laude, from the University of Pennsylvania Law School in 1983. Mr. Burt is 53 years old.

Arthur S. Flashman.    Mr. Arthur S. Flashman serves as Vice President and Controller. He is responsible for overseeing financial reporting, property accounting and tax compliance and is also responsible for providing transactional support on capital markets activity. Prior to joining us in 2002, Mr. Flashman served as an Asset Manager with the Winn Companies and previous to this role he was with PricewaterhouseCoopers LLP where he specialized in real estate, serving both public REITs and private institutional funds. Mr. Flashman is a member of the Best Financial Practices Council of NAREIT and a member of the Real Estate Roundtable. He also served as chairman of the accounting committee of NAREIT. Mr. Flashman received a BS/BA in finance and accounting from Boston University in 1984 where he was elected to the Beta Alpha Psi honor society. Mr. Flashman is 50 years old.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The table below shows the amount of common stock of Boston Properties, Inc. and units of partnership interest in Boston Properties Limited Partnership (the “Operating Partnership”) beneficially owned as of February 3, 2012 by:

•	each non-employee director;

•	each of our named executive officers;

•	all directors and executive officers of Boston Properties as a group; and

•	each person known by Boston Properties to be the beneficial owner of more than 5% of our outstanding common stock.

On February 3, 2012, there were:

(1)	148,126,827 shares of our common stock outstanding;

(2)	16,561,660 common units of partnership interest in the Operating Partnership (“common units”) outstanding (other than the common units held by Boston Properties), each of which is redeemable for one share of Boston Properties’ common stock (if Boston Properties elects to issue common stock rather than pay cash upon such redemption);

(3)	1,756,315 long term incentive units of partnership interest in the Operating Partnership (“LTIP units”) issued pursuant to the Long Term Incentive Plan (other than LTIP units issued in the form of 2011 outperformance awards) each of which, upon the satisfaction of certain conditions, is convertible into one common unit;

(4)	1,113,044 Series Two preferred units of partnership interest in the Operating Partnership (“Series Two preferred units”), each of which is currently convertible into approximately 1.312336 common units (or a total of 1,460,688 common units); and

(5)	80,276 deferred stock units.

All references in this proxy statement to LTIP units include long term incentive units of partnership interest in the Operating Partnership, but exclude LTIP units issued in the form of 2011 outperformance awards and 2012 outperformance awards. LTIP units issued in the form of 2011 outperformance awards and 2012 outperformance awards are collectively referred to herein as “OPP Awards.”

	Common Stock			Common Stock and Units
Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned(1)	Percent of Common Stock(2)		Number of Shares and Units Beneficially Owned(1)	Percent of Common Stock and Units(3)
Directors and Named Executive Officers
Mortimer B. Zuckerman(4)	1,507,938	1.02%		8,218,292	4.89%
Lawrence S. Bacow(5)	9,906	*	*	11,314	*	*
Zoë Baird Budinger(6)	7,028	*	*	10,214	*	*
Carol B. Einiger(7)	10,579	*	*	15,409	*	*
Jacob A. Frenkel(8)	—	*	*	1,549	*	*
Douglas T. Linde(9)	40,016	*	*	311,171	*	*
Matthew J. Lustig(10)	733	*	*	1,858	*	*
Alan J. Patricof(11)	25,459	*	*	31,639	*	*
Martin Turchin(12)	25,531	*	*	26,376	*	*
David A. Twardock(13)	19,652	*	*	19,652	*	*
Raymond A. Ritchey(14)	67,527	*	*	506,877	*	*
Michael E. LaBelle(15)	1,447	*	*	30,872	*	*

All directors and executive officers as a group (19 persons)(16)	1,873,311	1.26%		9,525,022	5.67%

5% Holders
The Vanguard Group, Inc.(17)	14,138,156	9.54%		14,138,156	8.42%
BlackRock, Inc.(18)	10,459,277	7.06		10,459,277	6.23
Cohen & Steers, Inc./Cohen & Steers Capital Management, Inc.(19)	10,066,473	6.82		10,066,473	5.99
Vanguard Specialized Funds – Vanguard REIT Index Fund(20)	8,141,486	5.50		8,141,486	4.85
FMR LLC/Edward C. Johnson 3d(21)	7,886,474	5.32		7,886,474	4.69

*	Unless otherwise indicated, the address is c/o Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, MA 02199-8103.
**	Less than 1%.
(1)	The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes (a) shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after February 3, 2012 and (b) the number of shares of common stock issuable to directors upon conversion of deferred stock units. The “Number of Shares and Units Beneficially Owned” includes all shares included in the “Number of Shares Beneficially Owned” column plus the number of shares of common stock for which common units and LTIP units may be redeemed (assuming, in the case of LTIP units, that they have first been converted into common units). Pursuant to the limited partnership agreement of the Operating Partnership, the holders of the common units and LTIP units (assuming conversion in full into common units, as applicable) have the right to redeem such units for cash or, at our option, shares of common stock, subject to certain conditions. Deferred stock units are granted under the Second Amendment and Restatement of the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “1997 Stock Plan”) pursuant to elections by certain non-employee directors to defer their cash compensation and to receive their cash compensation in the form of Boston Properties common stock upon their retirement from our Board of Directors. See “Compensation of Directors” below. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units. Holders of common units, LTIP units and deferred stock units are not entitled to vote such units on any of the matters presented at the 2012 annual meeting.

(2)	The total number of shares outstanding used in calculating this percentage assumes (a) the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after February 3, 2012 held by the beneficial owner and that no options held by other beneficial owners are exercised and (b) the conversion into shares of common stock of all deferred stock units held by the beneficial owner and that no deferred stock units held by other beneficial owners are converted.
(3)	The total number of shares outstanding used in calculating this percentage assumes (a) that all common units, LTIP units and Series Two preferred units are presented (assuming conversion in full into common units, if applicable) to Boston Properties for redemption and are acquired by Boston Properties for shares of common stock, (b) does not separately include outstanding common units held by Boston Properties, as these common units are already reflected in the denominator by the inclusion of all outstanding shares of common stock, (c) the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after February 3, 2012 held by the beneficial owner and that no options held by other beneficial owners are exercised and (d) the conversion into shares of common stock of all deferred stock units.
(4)	Includes 1,495,292 shares of common stock held directly and 12,646 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 6,215,294 common units held directly, 46,474 common units held by limited partnerships of which the sole general partners are limited liability companies of which Mr. Zuckerman is the sole member and manager and 448,586 LTIP units (of which 134,509 LTIP units are subject to vesting). Excludes 529,889 shares of common stock held by The MBZ Charitable Remainder Unitrust, of which Mr. Zuckerman is the grantor, and 1,405,392 common units held by The MBZ 1996 Trust (GST Non-Exempt), of which Mr. Zuckerman is the grantor. Also excludes OPP Awards.
(5)	Includes 434 shares of common stock (all of which are subject to vesting) and 9,472 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,408 LTIP units (of which 823 LTIP units are subject to vesting).
(6)	Includes 1,834 shares of common stock held directly and 5,194 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 3,186 LTIP units (of which 1,257 LTIP units are subject to vesting).
(7)	Includes 1,283 shares of common stock held directly (of which 434 shares are subject to vesting) and 9,296 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 4,830 LTIP units (of which 823 LTIP units are subject to vesting).
(8)	Represents, only under the “Number of Shares and Units Beneficially Owned” column, 1,549 LTIP units (of which 1,187 LTIP units are subject to vesting).
(9)	Includes 30,087 shares of common stock held directly, 700 shares of common stock held by Mr. Linde’s wife, 2,100 shares of common stock held by Mr. Linde’s children, 700 shares of common stock held through family trusts and 6,429 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 56,830 common units held directly and 214,325 LTIP units (of which 64,095 LTIP units are subject to vesting). Excludes OPP Awards. Mr. Linde has shared voting and dispositive power with respect to 700 shares of common stock.
(10)	Represents 733 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,125 LTIP units (of which 823 LTIP units are subject to vesting).
(11)	Includes 415 shares of common stock held directly and 25,044 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 6,180 LTIP units (of which 1,257 LTIP units are subject to vesting).
(12)	Includes 3,696 shares of common stock held directly (of which 629 shares are subject to vesting), 500 shares of common stock held by Mr. Turchin’s wife, 650 shares of common stock held through trusts, 2,779 shares of common stock underlying exercisable stock options and 17,906 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 845 LTIP units (of which 628 LTIP units are subject to vesting). Mr. Turchin has shared voting and dispositive power with respect to 500 shares of common stock.
(13)	Includes 7,021 shares of common stock held directly (of which 1,257 shares are subject to vesting) and 12,631 deferred stock units.

(14)	Includes 32,016 shares of common stock (22,294 shares of which are subject to vesting) held directly, 29,718 shares of common stock held by a limited partnership (the “RAR LP”) of which Mr. Ritchey and his spouse are the sole limited partners and the sole general partner is a limited liability company of which Mr. Ritchey is the sole manager and which is owned by a trust of which Mr. Ritchey’s spouse is the sole beneficiary and sole trustee, and 5,793 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 147,661 common units held directly, 32,000 common units held by the RAR LP, 35,600 common units held by a limited liability company of which Mr. Ritchey is the sole manager and a member, an aggregate of 168,103 common units held by two limited liability companies of which Mr. Ritchey is the sole manager and which are each owned by a grantor retained annuity trust of which Mr. Ritchey is the sole trustee and beneficiary and 55,986 LTIP units (of which 37,973 LTIP units are subject to vesting). Excludes OPP Awards.
(15)	Represents 138 shares of common stock held directly and 1,309 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 29,425 LTIP units (of which 13,967 LTIP units are subject to vesting). Excludes OPP Awards.
(16)	Includes an aggregate of 1,746,229 shares of common stock, 46,805 shares of common stock underlying exercisable stock options and 80,276 deferred stock units. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 6,722,946 common units and 928,766 LTIP units. See also notes (4) — (15) above. Excludes OPP Awards.
(17)	Information regarding The Vanguard Group, Inc. (“Vanguard”) is based solely on a Schedule 13G/A filed by Vanguard with the SEC on February 9, 2012. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A indicates that Vanguard has sole voting power with respect to 205,586 shares of common stock, sole dispositive power with respect to 13,932,570 shares of common stock and shared dispositive power with respect to 205,586 shares of common stock.
(18)	Information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G/A filed by BlackRock with the SEC on February 13, 2012. BlackRock’s address is 40 East 52nd Street, New York, NY 10022. The Schedule 13G/A indicates that BlackRock has sole voting and dispositive power with respect to all of the shares of common stock.
(19)	Information regarding Cohen & Steers, Inc. (“Cohen”) and Cohen & Steers Capital Management, Inc. (“Cohen Capital”) is based solely on a Schedule 13G/A filed by Cohen, Cohen Capital, and Cohen & Steers Europe S.A. with the SEC on February 14, 2012. The Schedule 13G indicates that Cohen is a holding company and that Cohen Capital and Cohen & Steers Europe S.A. are investment advisors. Cohen’s and Cohen Capital’s address is 280 Park Avenue, New York, New York 10017. The Schedule 13G/A filed by Cohen indicates that (i) Cohen Capital is the beneficial owner of 9,946,419 shares or approximately 6.74% of our outstanding common stock and has sole voting power with respect to 4,001,023 shares and sole investment power with respect to 9,946,419 and (ii) Cohen Europe S.A. is the beneficial owner of 120,054 shares and has sole voting power with respect to 27,300 shares and sole investment power with respect to 120,054 shares.
(20)	Information regarding Vanguard Specialized Funds – Vanguard REIT Index Fund (“Vanguard REIT”) is based solely on a Schedule 13G/A filed by Vanguard REIT with the SEC on January 27, 2012. Vanguard REIT’s address is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A indicates that Vanguard REIT has sole voting power with respect to all of the shares of common stock.
(21)	Information regarding FMR LLC and Edward C. Johnson 3d is based solely on a Schedule 13G/A filed jointly by FMR LLC and Edward C. Johnson 3d with the SEC on February 14, 2012. FMR LLC reported sole voting power with respect to 1,211,537 shares and each of FMR LLC and Edward C. Johnson 3d reported sole investment power with respect to the same 7,886,474 shares. FMR LLC and Edward C. Johnson 3d reported that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,350,516 shares or approximately 4.3% of our outstanding common stock. The address of FMR LLC, Edward C. Johnson 3d and Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the executive officers and directors of Boston Properties, and persons who own more than ten percent of a registered class of Boston Properties’ equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Boston Properties with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were timely satisfied.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We seek to attract and retain executives who can help the Company continue our track record of profitability, growth and total return to stockholders. To better align the interests of our executives with those of our stockholders in a pay-for-performance setting, most of each executive’s total compensation is variable through a combination of cash bonus and long-term equity awards. Every year we compare ourselves against two peer groups: (1) an expanded REIT peer group comprised of 21 public real estate companies across the office, multi-family, shopping centers and diversified sectors, and (2) a selective office REIT peer group comprised of 11 public REITs specializing in the office sector that more closely resemble our business model. This annual review of executive pay practices helps our Compensation Committee ensure that our compensation is in line with that of our peers.

The most material quantitative and qualitative performance factors that the Compensation Committee considered in making 2011 compensation decisions were:

•

Total return to stockholders.    The Company’s total return to stockholders (“TRS”) over the last ten and five years was 345.65% and 10.30%, ranking us first and second, respectively, within the selective office REIT peer group, whose average TRS for the same periods was 134.86% and -16.94%, respectively. Over the same periods, the TRS for the entire SNL REIT Index was 175.35% and -3.91%, while the average TRS for the expanded peer group was 178.26% and -16.80%, respectively. As was the case for past years, the Compensation Committee focused particularly on TRS over the five-year period because of our focus on creating value over the long term, but it also took special note of the Company’s stellar performance (#1 ranking) over the past ten years.

•

Earnings performance.    The Company’s 2011 funds from operations (“FFO”) were $4.84 per share diluted, which included charges of $0.05 per share attributable to our decision to make a long-term funding commitment in the fourth quarter for the early repayment of 2012 debt maturities and the short-term dilutive impact of acquisitions, debt repurchases and other actions undertaken with the approval of the Board of Directors. Even with these charges, 2011 FFO significantly exceeded the top of our guidance range ($4.60 per share) given at the beginning of the year.

•

Management of the balance sheet.    Management continued to strengthen our balance sheet in 2011 by (1) utilizing our at the market (“ATM”) stock offering program to issue an aggregate of $444.9 million of common stock during the year, (2) taking advantage of the low interest rate environment to issue $850 million of new unsecured debt with an effective interest rate of approximately 3.85% per annum and a seven-year maturity, (3) elongating our debt maturity schedule by retiring or pre-refunding an aggregate of $836 million of debt that either matures or is prepayable in 2012, (4) completing five mortgage refinancings for an aggregate of $824 million, including a $725 million loan secured by 601 Lexington Avenue in New York City at an interest rate of 4.75% per annum with an 11-year maturity, one of the largest 2011 transactions in a challenging U.S. market for large secured loans, and (5) closing a three-year extension of our line of credit prior to the maturity date.

•	Leasing. In total, the Company completed more than 5.0 million square feet of leasing in 2011, exceeding our speculative leasing goal of 4.5 million square feet.

•

Same Store Cash NOI.    Our goal was to increase same store net operating income on a cash basis from 2010 to 2011 by approximately 5% to 6%. The Company exceeded this goal by increasing same store cash NOI by 6.5% year over year.

•

Management of G&A and capital expenditures.    The Company kept G&A expenses (including our San Francisco and Princeton regional G&A expenses) to $88.8 million, as compared to a budgeted goal of $89.2 million, and also managed capital expenditures to approximately $37 million (including non-recurring capital expenditures from recent acquisitions), as compared to our budget of $40 million.

•

Acquisitions.    The Company completed one acquisition in Waltham, Massachusetts and one in California, while continuing to evaluate acquisitions in Boston, New York City and Washington, D.C. that ultimately did not meet our underwriting criteria.

•	Dividends. In December 2011 the Board of Directors increased our quarterly dividend by 10% to $0.55 per share, or $2.20 on an annualized basis.

Our compensation consultant advised the Compensation Committee that (1) based on 2010 data, total compensation levels for our named executive officers other than the Chief Financial Officer were generally in line with the Compensation Committee’s target of between the 70th and 85th percentiles of the combined peer groups, (2) total 2011 compensation for executives of those peer REITs that sustained fundamental and market-based performance in 2011 was generally expected to increase by 0% to approximately 10% over 2010, with average increases of approximately 5% to 6%, and (3) 2012 base salaries were anticipated to increase by approximately 3%.

Considering their own assessment of the Company’s and individual executives’ performance (including strong relative and absolute TRS performance and other quantitative and qualitative performance accomplishments in 2011), our compensation consultant recommended that the Compensation Committee (1) look to increase annual total compensation by approximately 6% from 2010 levels (inclusive of outperformance awards), before taking into consideration changing or expanding roles and responsibilities with respect to individual named executive officers, so as to keep it within the projected 70th and 85th percentiles (or 75th percentile on average) of the combined peer groups for 2011, (2) give an additional increase in total compensation to our Chief Financial Officer, in recognition of his additional responsibilities as he transitioned into his role, so as to continue the multi-year process of bringing him up to appropriate peer group levels, and (3) increase base salaries more than the expected increase by the peer groups, as our named executive officers (other than the Chief Financial Officer) had not received an increase in base salary since December 2007 and alignment with peer group levels was justified by changes in individual executives’ roles and responsibilities.

In light of the peer group analysis and the Compensation Committee’s assessment of management’s performance, both quantitative and qualitative, the Committee adopted these recommendations. In addition, in connection with the resignation of our Chief Operating Officer, E. Mitchell Norville, effective on February 29, 2012, the Compensation Committee also approved the terms of his separation agreement, including cash severance payments totaling approximately $1,533,333 (less applicable deductions) in addition to his cash bonus for 2011 of $950,000, compensation of $20,000 per month for consulting services for at least two months, accelerated vesting with respect to 23,502 LTIP units and stock options to purchase an aggregate of 9,581 shares of common stock, and retention of approximately 36% of his 2011 outperformance award (which will remain subject to the original performance-based vesting criteria).

The Compensation Committee does not employ a formula for determining the relationship among the different elements of compensation, but rather seeks to align both total compensation and the relative amounts of base salary, cash bonus and long-term equity incentive compensation with those paid by our peers based on market analysis of competitive pay practices and performance relative to pre-established corporate and individual goals. The Compensation Committee has developed the following basic framework for our named executive officers:

•	consistent with our pay-for-performance philosophy, base salary should generally be a relatively small percentage of total compensation;

•	incentive non-cash compensation, through a combination of time-based and performance-based equity awards, should generally be at least 50% of total annual compensation;

•	awards of long-term incentive compensation should be in the form of either full-value awards or stock options, to provide alignment with stockholders and a retention tool through time-based vesting;

•	variable incentive compensation should be tied primarily to company-wide quantitative performance goals established at the beginning of the year;

•	each executive’s incentive compensation should also be tied, but to a more limited extent, to other goals, both quantitative and qualitative, related to his specific role; and

•

outperformance awards should provide management with the potential to earn significant long-term equity compensation if we achieve superior total return to stockholders, both in absolute terms and relative to our peers over a multi-year period.

Executive Compensation Objectives

Our executive compensation program is administered under the direction of the Compensation Committee of our Board of Directors. The current members of the Compensation Committee are Messrs. Twardock (Chair), Bacow and Frenkel.

Compensation Consultant.

The Compensation Committee retained FTI Consulting, Inc. (“FTI”). The Compensation Committee directed FTI to, among other things: (1) assist in developing compensation objectives; (2) analyze trends in compensation in the marketplace generally and among our peers specifically; and (3) recommend the components and amounts of compensation for our executive officers. Neither the Compensation Committee nor the Company has retained FTI for any other purpose.

Objectives.

Our executive compensation objectives are:

•	to attract, retain and reward executives who have the motivation, experience and skills to lead and continue our track record of profitability, growth and total return to stockholders;

•	to link compensation with success in enhancing stockholder value, given market conditions;

•

to base each executive’s compensation on the appropriate blend of corporate, regional and individual goals. As we are organized into five distinct regions, executives in each region are accountable for the operating performance of the assets within their control, while other executives are accountable for balance sheet management, strategic planning and the allocation of resources to competing growth opportunities;

•	to set total compensation to be competitive with similarly situated public REITs, as well as private real estate businesses;

•	to provide most of each executive’s total compensation as variable compensation in a pay-for-performance setting through a combination of cash bonuses and long-term equity awards; and

•	to provide a significant portion (for named executive officers, a majority) of total compensation as long-term equity awards that align our executives with our stockholders and maximize retention.

2011 Advisory Resolution on NEO Compensation.

At our 2011 annual meeting, a non-binding resolution approving the compensation paid to our named executive officers, as disclosed in our proxy statement including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders with 95.9% of the votes cast in favor. The Compensation Committee considered the stockholders’ overwhelming support as clear indication they were satisfied with the manner in which we compensated our named executive officers in 2010. Accordingly, the Compensation Committee generally has maintained the structure of our executive compensation programs unchanged for 2011.

Peer Group Analysis

In 2011, FTI conducted a peer group analysis similar to the one they conducted in prior years. In determining the companies to be included in our peer group, FTI considered a number of factors, including historical peer companies, equity market capitalization, geographic location and industry sector. The 2011 peer group reflected the following changes from 2010: (1) the elimination of AMB Property Corporation as a result of its acquisition by Prologis, Inc.; (2) the elimination of Cousins Properties Incorporated as a result of its no longer being a market comparable; and (3) the addition of Digital Realty Trust, Inc. and Ventas, Inc. as new market comparables. The FTI compensation review was based on information disclosed in the peers’ 2011 proxy statements, which reported data with respect to fiscal 2010 (the latest year for which comprehensive data is publicly available), and FTI’s proprietary compensation database. FTI’s review compared our executive pay practices against both an expanded REIT peer group and a selective office REIT peer group to determine the range of cash and equity-based compensation awarded to executives in comparable positions to our executives in terms of base salary, annual bonus and long-term equity compensation, including awards under outperformance plans (OPP), which have become one of the common elements of executive compensation for many of the REITs in the peer groups.

Peer Group Composition.

The more comprehensive peer group, to which we refer in this discussion as the “expanded peer group,” includes the following 21 public real estate companies in various sectors, including office, multi-family, shopping centers and diversified, with equity market capitalizations as of December 31, 2011 ranging between approximately $565 million and $45.5 billion (with the median being approximately $4.4 billion compared to our equity market capitalization of approximately $16.4 billion):

Alexandria Real Estate Equities, Inc.	Kilroy Realty Corporation
AvalonBay Communities, Inc.	Kimco Realty Corporation
Brandywine Realty Trust	Liberty Property Trust
Corporate Office Properties Trust	Mack-Cali Realty Corporation
DDR Corp.	ProLogis, Inc.
Digital Realty Trust, Inc.	Public Storage, Inc.
Douglas Emmett, Inc.	Simon Property Group, Inc.
Duke Realty Corporation	SL Green Realty Corp.
Forest City Enterprises, Inc.	Ventas, Inc.
Host Hotels & Resorts, Inc.	Vornado Realty Trust
iStar Financial, Inc.

A subset of the first peer group, to which we refer in this discussion as the “selective office peer group,” includes the following eleven public REITs specializing in the office sector that more closely resemble our business model:

Alexandria Real Estate Equities, Inc.

Brandywine Realty Trust

Corporate Office Properties Trust

Digital Realty Trust, Inc.

Douglas Emmett, Inc.

Duke Realty Corporation

Kilroy Realty Corporation

Liberty Property Trust

Mack-Cali Realty Corporation

SL Green Realty Corp.

Vornado Realty Trust

Compensation Consultant’s Conclusions.

FTI provided to the Compensation Committee a detailed analysis of each named executive officer’s compensation, broken down into the different components, compared to the peer groups. FTI advised the Compensation Committee that both the expanded peer group and the selective office peer group generally have compensation programs comparable to ours, with annual bonuses generally in the form of cash and annual long-term compensation generally in the form of equity with time-based vesting over three to five years. FTI concluded that total compensation levels for our named executive officers other than the Chief Financial Officer were, in general, at the desired peer group levels, assuming the Compensation Committee’s objective was to place them between the 70th and 85th percentiles of the combined peer groups. The Compensation Committee did not endeavor to set the Chief Financial Officer’s compensation at the same relative levels due to the comparatively short period he has served in that role compared to his peers. The following table illustrates each named executive officer’s 2010 total compensation (including OPP value) relative to his peers:

		Percentile Rank
Executive	2010 Total Compensation(1)	Expanded Peer Group	Selective Office Peer Group
Mr. Zuckerman	$9,819,700	86%	91%
Mr. Linde	$5,403,300	74%	70%
Mr. Ritchey	$5,124,200	79%	70%
Mr. Norville	$4,274,200	75%	69%
Mr. LaBelle	$1,633,450	30%	29%

(1)	Amounts represent the sum of (1) 2010 base salary, (2) annual bonus and annual long-term equity awards that were paid/granted in early 2011 reflecting performance in 2010 and (3) the grant date value of awards under the 2011 OPP.

The foregoing table more accurately reflects the annual decisions of the Compensation Committee with respect to our executive officers’ compensation than the Summary Compensation Table presented under “Compensation of Executive Officers.” This primarily results from the fact that, in order to link our annual long-term equity incentive compensation to our annual performance, the Compensation Committee typically awards long-term equity incentive compensation for a particular year in January or February of the following year. Due to SEC rules governing the presentation of the Summary Compensation Table, we are required to present these grants as compensation for the year in which they were granted (as opposed to the year for which they were earned). As a result, for example, the “Stock Awards” and “Option Awards” granted in January 2010 for 2009 performance are required to be reported as 2010 compensation.

FTI also provided to the Compensation Committee comparative data on aggregate 2010 total compensation for named executive officers for the Company and its peers, both in absolute amount and as a percentage of implied equity market capitalization, which can be summarized as follows:

	NEO Aggregate 2010 Total Compensation	Percentage of Equity Market Capitalization (1)
		Boston Properties, Inc.	Expanded Peer Group	Selected REITs(2)
Boston Properties, Inc.	$26,254,850	0.17%	—	—
Selected REITs Average(2)	$27,458,065	—	—	0.33%
Expanded Peer Group Average	$15,833,466	—	0.48%	—
85th Percentile	$22,258,966	—	0.60%	—
75th percentile	$21,209,553	—	0.52%	—
50th Percentile	$12,299,120	—	0.24%	—
25th Percentile	$8,781,025	—	0.15%	—

(1)	As of November 14, 2011.
(2)	Douglas Emmett, Inc., Simon Property Group, Inc., SL Green Realty Corp., and Vornado Realty Trust.

Based on FTI’s role advising other REIT compensation committees, discussions with REIT executives and information shared through cooperation with other consulting firms, FTI advised the Compensation Committee that (i) total 2011 compensation for executives of those peer REITs that sustained fundamental and market-based performance in 2011 was generally expected to increase by 0% to approximately 10% over 2010, with average increases of approximately 5% to 6%, and (ii) 2012 base salaries were anticipated to increase by approximately 3%.

FTI recognized the Company’s strong performance in terms of TRS relative to its selective office peers, earnings performance, balance sheet management and other quantitative and qualitative goals in 2011, which the Compensation Committee evaluated as discussed in detail under “Compensation Committee’s Evaluation of Management’s Performance” below. FTI also noted that, given the Company’s stellar performance in terms of TRS relative to peers, the aggregate 2010 total compensation for the Company’s named executive officers compared favorably to peers as a percentage of equity market capitalization. Moreover, FTI recognized the evolving roles of Mr. Zuckerman as CEO, Mr. Linde as President, and Mr. LaBelle as CFO. FTI recommended that the Compensation Committee (1) look to increase annual total compensation by approximately 6% from 2010 levels (inclusive of OPP Awards), before taking into consideration changing or expanding roles and responsibilities with respect to individual named executive officers, so as to keep it within the projected 70th and 85th percentiles (or 75th percentile on average) of the combined peer groups for 2011, (2) give an additional increase in total compensation to Mr. LaBelle so as to continue the multi-year process of bringing him up to appropriate peer group levels, and (3) increase base salaries more than the expected peer groups, as no adjustments had been given for several years (except in the case of Mr. LaBelle) and for Messrs. Zuckerman and Linde further alignment with their peer group levels was justified by their respective roles.

Compensation Committee’s Evaluation of Management’s Performance.

The Compensation Committee received information from both FTI and management on both corporate and individual accomplishments to assist it in conducting its assessment of management’s performance in 2010. Although we did identify specific performance objectives early in 2011, they were not designed to be applied, and were not applied, in a predetermined, formulaic manner to determine total compensation or its different components. Consistent with the intended design of our executive compensation program, we reviewed executive performance on a holistic basis taking into account the business conditions and unforeseen developments that occurred during the year, as opposed to a strictly line-by-line comparison of actual performance compared to the specific predetermined performance objectives.

FTI compared our historical total return to stockholders (including share appreciation and dividends) to the comparable total returns of the peers for 2011 and the latest three-, five-, and ten-year periods, and also analyzed comparative data for the various roles and responsibilities of individual executives at the Company and at peer companies. The Committee received input from Messrs. Zuckerman and Linde. In addition the Committee had access to each officer’s self-assessment of his performance against pre-established goals.

The most material quantitative and qualitative performance factors that the Compensation Committee considered in making 2011 compensation decisions were:

Total return to stockholders.    The Company’s TRS, including our rank relative to the expanded and selective office peer groups, was as follows:

	2011 TRS	Three-Year TRS	Five-Year TRS	Ten-Year TRS
Boston Properties, Inc.	18.15%	98.28%	10.30%	345.65%
Average for expanded peer group (22)	0.23%	77.71%	-16.80%	178.26%
Rank within expanded peer group	#5 (81%)	#7 (71%)	#6 (76%)	#4 (84%)
Average for selective office peer group (11)	0.67%	59.32%	-16.94%	134.86%
Rank within selective office peer group	#2 (91%)	#3 (82%)	#2 (91%)	#1 (100%)
SNL REIT Index	8.33%	79.94%	-3.91%	175.35%

The Compensation Committee focused particularly on our TRS performance over the last ten and five years of 345.65% and 10.30%, which ranked us first and second, respectively, within the selective office peer group, whose average TRS for the same periods was 134.86% and -16.94%. Over the same periods, the TRS for the entire SNL REIT Index was 175.35% and -3.91%, while the average TRS for the expanded peer group was 178.26% and -16.80%. As was the case for past years, the Compensation Committee focused particularly on TRS over the five-year period because of our focus on creating value over the long term, but also took special note of the Company’s stellar performance (#1 ranking) over the past ten years. This remarkable performance reflects the highly volatile environment of the last several years and reinforces our commitment to the core elements of our long-held strategy: (1) to develop, acquire, own and self-manage the highest quality, iconic office buildings in premier locations in supply-constrained markets with high barriers to entry, which over the long term should result in higher relative rental rates and appreciation of property values; (2) to concentrate on longer term leases with tenants of strong financial standing to enhance the quality and stability of our rental income; and (3) to keep the average maturity of our debt financing generally in line with the longer term nature of our assets to reduce our exposure to interest rate volatility, as well as the risk of having to refinance significant maturities in the face of adverse conditions in the credit markets.

Earnings performance.     The Company’s 2011 FFO was $4.84 per share diluted, which significantly exceeded the top of our guidance range ($4.60 per share) given at the beginning of the year. Our strong performance was driven by stronger than projected performance of our operating portfolio, higher fee income, and favorable financing terms. 2011 FFO included charges of $0.05 per share attributable to our decision to make a long-term funding commitment in the fourth quarter for the early repayment of 2012 debt maturities and the short-term dilutive impact of acquisitions, debt repurchases and other actions undertaken with the approval of the Board of Directors.

Management of the balance sheet.    Given favorable equity capital markets conditions, the low interest rate environment, and the opportunity to further enhance our capital position and elongate our debt maturity schedule, management continued to strengthen the balance sheet in 2011, including the following key accomplishments:

•

In November 2011, we completed a public offering of $850 million aggregate principal amount of 3.70% senior notes, with an effective interest rate of approximately 3.85% per annum and a seven-year maturity, which raised aggregate net proceeds of approximately $841 million. The offering was launched with an indicative size of $400 million and was increased as a result of strong investor interest, reflecting the capital markets’ favorable view of the Company.

•

The proceeds of the note offering were used to elongate our debt maturity schedule by retiring or pre-refunding an aggregate of $836 million of debt that either matures or is prepayable in 2012 (specifically $626 million of our 2.875% exchangeable senior notes due 2037, for which our holders had put rights and we had call rights in February 2012, and two secured loans for an aggregate of $210 million that are pre-payable in the first and second quarters of 2012).

•

We utilized our ATM program to issue an aggregate of $444.9 million of common stock during 2011, bringing our leverage ratios within our target operating range and providing balance sheet capacity for future investment.

•

We successfully completed five mortgage refinancings for an aggregate of $824 million, as we had projected for 2011. Our management was very tactical in its timing and execution of the various transactions and was able to take advantage of the low interest rate environment. Our $725 million financing secured by 601 Lexington Avenue in New York City at an interest rate of 4.75% per annum with an 11-year maturity from a syndicate of three life insurance companies was one of the largest mortgage loans closed in the United States in 2011 in a market still challenged by limited interest in large asset-secured loans.

•	We closed a three-year extension of our line of credit prior to the maturity date, achieving market-leading pricing while also modifying our financial covenants to provide additional flexibility.

Leasing.    In total, the Company completed more than 5.0 million square feet of leasing in 2011, exceeding our speculative leasing goal of 4.5 million square feet. We exceeded our projections in Washington DC, San Francisco and Princeton. Although in Boston we did not meet our rollover or vacant space leasing targets, we completed a development build-to-suit project that put us near our overall leasing plan goal. In New York, we did not hit our leasing targets, but we did secure a major tenant for our 989,000 square foot development at 250 West 55thStreet.

Same Store Cash NOI.     Our goal was to increase same store net operating income on a cash basis from 2010 to 2011 by approximately 5% to 6%. The Company exceeded this goal by increasing same store cash NOI 6.5% by year over year.

Management of G&A and capital expenditures.    The Company kept G&A expenses (including our San Francisco and Princeton regional G&A expenses) to $88.8 million, as compared to a budgeted goal of $89.2 million, and also managed capital expenditures to approximately $37 million (including non-recurring capital expenditures from recent acquisitions), as compared to our budget of $40 million.

Acquisitions.    The Company completed one acquisition in Waltham, Massachusetts and one in California, while continuing to evaluate acquisitions in Boston, New York City and Washington, D.C. that ultimately did not meet our underwriting criteria.

Dividends.    In December 2011 our Board of Directors increased our quarterly dividend by 10% to $0.55 per share, or $2.20 on an annualized basis.

On February 13, 2012, we announced that our Chief Operating Officer, E. Mitchell Norville, would resign effective on February 29, 2012 to relocate from the Boston area and explore various personal and professional opportunities. On February 13, 2012, the Compensation Committee approved a separation agreement with Mr. Norville that provides for: (1) cash payments totaling approximately $1,533,333 (less applicable deductions) in addition to his cash bonus for 2011; (2) compensation of $20,000 per month for consulting services to the Company for at least two months following the effective date of his resignation; (3) accelerated vesting with respect to 23,502 LTIP units and stock options to purchase 4,464 shares of common stock at an exercise price of $92.71 and 5,117 shares of common stock at an exercise price of $104.47; (4) retention of approximately 36% of his 2011 outperformance award, which will remain subject to the performance-based vesting criteria originally established for 2011 OPP Awards; (5) a one-year non-competition, non-solicitation and non-interference covenant; and (6) a general release of claims.

Based on peer group analysis and assessment of management’s performance, the Compensation Committee approved the following total compensation for each named executive officer for 2011:

Name	2011 Total Compensation(1)		Increase (decrease) from 2010
Mr. Zuckerman	$10,589,900		7.8%
Mr. Linde	$5,861,500		8.5%
Mr. Ritchey	$5,579,400		8.9%
Mr. Norville	$2,746,500	(2)	(35.7%)
Mr. LaBelle	$2,189,700		34.1%

(1)	Amounts represent the sum of (1) 2011 base salary and (2) annual bonus, annual long-term equity awards and the grant date value of awards under the 2012 outperformance plan discussed below, all of which were paid/granted in February 2012 reflecting performance in 2011. These amounts are different from the amounts set forth in the “Total Compensation” column of the “Summary Compensation Table” presented under “Compensation of Executive Officers,” primarily because of reporting requirements under applicable SEC rules.
(2)	The Compensation Committee did not make an OPP Award to Mr. Norville in light of his resignation effective February 29, 2012.

In addition to the Company’s overall corporate performance, both in absolute terms and relative to peers, and an analysis of each named executive officer’s compensation relative to his peers as discussed above, in determining total compensation for each officer for a given year the Compensation Committee generally considers a number of factors on a subjective basis, including (i) the scope of the officer’s responsibilities within the Company and in relation to comparable officers at various companies within the peer groups; (ii) the experience of the officer within our industry and at the Company; (iii) performance of the officer and his contribution to the Company; (iv) the Company’s financial budget and general level of wage increases throughout the Company for the coming year; (v) a review of historical compensation information for the individual officer; (vi) a subjective determination of the compensation needed to motivate and retain that individual; and (vii) the recommendations of the Compensation Committee’s consultant. The Company does not have specific, proportionate ratios to define the relative total compensation among individual named executive officers, although the Compensation Committee from time to time does review the relationship in pay between executive officers to assure that relative compensation levels are appropriate and are designed to effectively motivate and retain executives. The Compensation Committee makes its own assessment of each named executive officer’s performance and receives feedback from Messrs. Zuckerman and Linde on the individual performance of the other named executive officers, as well as feedback from Mr. Zuckerman on Mr. Linde’s performance. The Committee was satisfied with each named executive officer’s performance against both general expectations and pre-established goals.

From time to time, the Compensation Committee requests and receives from FTI detailed information for named executive officers regarding equity ownership value and dividend income relative to total compensation, the value of vested and unvested equity securities and amounts realized and realizable upon exercise of stock option awards, as compared to comparable executives within the expanded and selective office peer groups. This information, however, did not affect the Compensation Committee’s 2011 compensation decisions.

Elements of Executive Compensation

The principal compensation elements used for our executives are:

•	Base salary. Base salary is set on the basis of assigned responsibilities. It is reviewed periodically against market data and also adjusted as needed to reflect changes in individual roles.

•

Annual cash bonus.    Executive officers are eligible to receive annual incentive bonuses based upon corporate performance, both on an absolute basis and relative to our peers, as well as individual performance, in each case as established by the Compensation Committee in its discretion. Corporate performance measures generally include FFO, balance sheet management, net operating income, occupancy, leasing activity, development starts, acquisition/disposition activity and other measures intended to reflect execution of the Company’s overall strategy at the time.

•

Annual long-term equity incentive compensation.    The Compensation Committee awards annual long-term equity incentive compensation after a review of overall corporate performance, regional performance (if relevant to the individual executive), and individual performance. For our named executive officers we use a mix of full-value equity awards and stock options in order to provide an appropriate blend of downside risk and upside potential at the time of the initial award and in the future as our stock price may change. We use full-value equity awards for the majority of our long-term equity incentive compensation because we believe that they provide the best alignment with our stockholders by fully reflecting our total return performance, including dividends. We use ten-year stock options with an exercise price equal to our stock price at the time of grant for a portion of our long-term equity incentive compensation in order to incentivize and reward our executives for increases in our stock price over the long term. Both full-value awards and stock options are subject to time-based vesting over four years (25% per year beginning on January 15 of the year following the award), subject to acceleration under certain circumstances. Employees have a choice of receiving their full-value, time-based awards in any combination of restricted stock or LTIP units, a special class of partnership units in our Operating Partnership (see “LTIP Units” below).

•

Outperformance awards.    Outperformance awards are a fourth element of long-term equity incentive compensation designed to reward management only in the event of superior value creation, as measured by total return to stockholders above predetermined absolute and industry index thresholds over a three-year period, with time-based vesting of earned rewards over the subsequent two years.

Other compensation elements used for our executives include:

•	employment agreements and change in control arrangements;

•	perquisites; and

•	deferred compensation and other benefits.

The Compensation Committee does not employ a formula for determining the relationship among the different elements of compensation but rather seeks to align both total compensation and the relative amounts of base salary, cash bonus and long-term equity incentive compensation with those paid by our peers based on market analysis of competitive pay practices and performance relative to pre-established corporate and individual goals. The Compensation Committee has developed the following basic framework for our named executive officers:

•	consistent with our pay-for-performance philosophy, base salary should generally be a relatively small percentage of total compensation;

•	incentive non-cash compensation, through a combination of time-based and performance-based equity awards, should generally be at least 50% of total annual compensation;

•	awards of long-term incentive compensation should be in the form of either full-value awards or stock options, to provide alignment with stockholders and a retention tool through time-based vesting;

•	variable incentive compensation should be tied primarily to company-wide quantitative performance goals established at the beginning of the year;

•	each executive’s incentive compensation should also be tied, but to a more limited extent, to other goals, both quantitative and subjective, related to his specific role; and

•

outperformance awards should provide management with the potential to earn significant long-term equity compensation if we achieve superior total return to stockholders, both in absolute terms and relative to our peers over a multi-year period.

Base Salaries for 2012

Base salaries are set for executive officers on the basis of assigned responsibilities and reviewed and adjusted periodically. FTI recommended that 2012 base salaries be increased more than the expected increases by peers in light of the fact that our named executive officers, other than Mr. LaBelle, had not received an increase in base salary since January 2007 and alignment with peer group levels was justified by changes in individual executives’ roles and responsibilities. Based on the foregoing, on January 25, 2012, the Compensation Committee approved base salaries for 2012 as follows:

Name	2012 Base Salary		Increase from 2011
Mr. Zuckerman	$1,000,000		5.3%
Mr. Linde	$625,000		13.6%
Mr. Ritchey	$650,000		8.3%
Mr. Norville	$500,000	(1)	5.3%
Mr. LaBelle	$415,000		10.7%

(1)	Approved on February 13, 2012 as part of Mr. Norville’s separation agreement.

Annual Cash Bonuses for 2011

Early each year we establish performance goals for the management team as a whole and for each executive officer and the Compensation Committee evaluates the performance of senior management after the end of the year. In setting annual incentive compensation (both cash bonuses and long-term equity awards) for our named executive officers the Compensation Committee focuses principally on corporate goals and achievements. In addition, the Compensation Committee reviews individual performance against quantitative and qualitative goals relevant to each officer’s specific duties and responsibilities. Goals established at the beginning of the year may change due to opportunistic transactions and changed circumstances during the year. Performance relative to individual goals cannot always be measured objectively and the Compensation Committee may choose to emphasize some goals over others. In the end, the Compensation Committee makes an overall assessment of each executive’s effectiveness as a manager. No specific amount or type (i.e., cash bonus, stock options or full-value equity awards) of compensation is associated with meeting specific goals. The Compensation Committee evaluates performance in a fully discretionary framework to set cash bonuses and annual long-term equity awards within ranges established on the basis of competitive pay data for our peers as discussed above.

Based on the foregoing, on January 25, 2012, the Compensation Committee approved the following cash bonuses for 2011:

Name	Bonus		Increase (decrease) from 2010
Mr. Zuckerman	$2,700,000		5.9%
Mr. Linde	$1,375,000		5.8%
Mr. Ritchey	$1,375,000		5.8%
Mr. Norville	$950,000	(1)	(13.6%)
Mr. LaBelle	$650,000		44.4%

(1)	Approved on February 13, 2012 as part of Mr. Norville’s separation agreement.

Annual Long-Term Equity Incentive Awards for 2011

Annual long-term equity incentive awards to named executive officers for 2011 consisted of an amount determined by the Compensation Committee based on the same goals and assessments relevant to the Compensation Committee’s decision to pay cash bonuses. These awards were granted 75% in the form of full-value equity awards (restricted stock or LTIP units, or a combination of both, at the recipient’s election) and 25% in the form of at-the-market stock options with a ten-year term. The Compensation Committee supports the use of stock options and full-value equity awards because they have a strong retentive feature both during vesting and (in the case of options) after vesting, provide a strong incentive to maximize company performance and keep our compensation programs competitive with our peers. A greater percentage of the dollar value is allocated to full-value equity awards because they retain their value (and thus retentive feature) even if our stock price declines, deliver a current and immediate return to officers, and thus are viewed as an important part of compensation, and provide immediate exposure to the effect of a decline in stock price, thus aligning the interests of officers with our stockholders in protecting, as well as enhancing, equity value. Both full-value awards and stock options vest over four years (25% on January 15 of each of the four years after the date of grant). Vesting accelerates for executives, other than Mr. Zuckerman, who are (1) over the age of 62 with at least 20 years of service with us or (2) over the age of 65. Each of our named executive officers elected to receive his grant of full-value equity awards in the form of LTIP units.

The following table sets forth the combined value of the LTIP unit and stock option awards to our named executive officers approved on January 25, 2012 for 2011:

Name	Aggregate Value of LTIP Unit and Stock Option Awards		Increase from 2010
Mr. Zuckerman	$5,475,000		9.7%
Mr. Linde	$2,780,000		9.5%
Mr. Ritchey	$2,525,000		10.4%
Mr. Norville	$1,762,000	(1)	0%
Mr. LaBelle	$625,000		20.9%

(1)	Approved on February 13, 2012 as part of Mr. Norville’s separation agreement.

Pursuant to our Equity Award Grant Policy discussed below, except for Mr. Norville’s awards, LTIP unit awards were issued as of the close of business on February 3, 2012 based on the closing price of our common stock on the New York Stock Exchange on that date ($107.57) in the following amounts:

Name	Number of LTIP Units Issued
Mr. Zuckerman	38,172
Mr. Linde	19,382
Mr. Ritchey	17,604
Mr. Norville	12,649	(1)
Mr. LaBelle	4,357

(1)	Mr. Norville’s LTIP unit awards were issued as of the close of business on February 13, 2012 based on the closing price of our common stock on the New York Stock Exchange on that date ($104.47).

Pursuant to our Equity Award Grant Policy discussed below, except for Mr. Norville’s awards, stock options were issued as of the close of business on February 3, 2012 at an exercise price of $107.57 per share, the closing price of our common stock on he New York Stock Exchange on that date in the following amounts:

Name	Number of Stock Options Issued
Mr. Zuckerman	63,603
Mr. Linde	32,295
Mr. Ritchey	30,088
Mr. Norville	20,469	(1)
Mr. LaBelle	7,260

(1)	Mr. Norville’s stock options were issued as of the close of business on February 13, 2012 at an exercise price of $104.47 per share, the closing price of our common stock on the New York Stock Exchange on that date.

2012 Outperformance Awards

Starting in 2008, the Compensation Committee implemented an “outperformance plan” or “OPP” as a fourth element of our executive compensation program designed to provide our management team at several levels with the potential to earn equity awards subject to the Company creating shareholder value in a pay-for-performance structure. Recipients of OPP Awards have the opportunity to share in an outperformance pool if our TRS, including both share appreciation and dividends, exceeds absolute and relative hurdles over a three-year measurement period, with two years of time-based vesting after the end of the measurement period (subject to acceleration in certain events). Annual awards with overlapping performance periods provide better long-term incentives to management and more consistency for us than the large multi-year outperformance awards some other REITs use.

On January 25, 2012, the Compensation Committee approved 2012 OPP Awards with a measurement period from February 7, 2012, to February 6, 2015. The baseline share price for these awards was $106.694 (the average closing price of our common stock on the New York Stock Exchange for the five trading days prior to and including February 7, 2012) and the maximum aggregate award that recipients of all 2012 OPP Awards can earn is $40 million. The Company expects that under the Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation – Stock Compensation” (“ASC Topic 718”) the 2012 OPP Awards will have an aggregate value of approximately $7.7 million, which amount will be amortized into earnings over the five-year plan period under the graded vesting method.

The outperformance pool will consist of (i) two percent (2%) of the excess total return above a cumulative absolute TRS hurdle of 24% over the full three-year measurement period (equivalent to 8% per annum) (the “Absolute TRS Component”) and (ii) two percent (2%) of the excess or deficient excess total return above or below a relative TRS hurdle equal to the total return of the SNL Equity REIT Index over the three-year measurement period (the “Relative TRS Component”). In the event that the Relative TRS Component is potentially positive because the Company’s TRS is greater than the total return of the SNL Equity REIT Index, but the Company achieves a cumulative absolute TRS below 24% over the three-year measurement period (equivalent to 8% per annum), the actual contribution to the outperformance pool from the Relative TRS Component will be subject to a sliding scale factor as follows: (i) 100% of the potential Relative TRS Component will be earned if the Company’s TRS is equal to or greater than a cumulative 24% over three years, (ii) 0% will be earned if the Company’s TRS is 0% or less, and (iii) a percentage from 0% to 100% calculated by linear interpolation will be earned if the Company’s cumulative TRS over three years is between 0% and 24%. For example, if the Company achieves a cumulative absolute TRS of 18% over the full three-year measurement period (equivalent to a 6% absolute annual TRS), the potential Relative TRS Component would be prorated by 75%. The potential Relative TRS Component before application of the sliding scale factor will be capped at $40 million. In the event that the Relative TRS Component is negative because the Company’s TRS is less than the total return of the SNL Equity REIT Index, any outperformance reward potentially earned under the Absolute TRS Component will be reduced dollar for dollar, provided that the potential Absolute TRS Component before reduction for any negative Relative TRS Component will be capped at $40 million. The algebraic sum of the Absolute TRS Component and the Relative TRS Component determined as described above will never exceed $40 million.

Each executive’s 2012 OPP Award will be designated as a specified percentage of the aggregate outperformance pool. Assuming the applicable absolute and/or relative TRS thresholds are achieved at the end of the measurement period, the algebraic sum of the Absolute TRS Component and the Relative TRS Component will be calculated and then allocated among the 2012 OPP Award recipients in accordance with each individual’s percentage. 2012 OPP Awards were in the form of LTIP units issued on February 7, 2012, using an estimate of the maximum number of LTIP units that could be earned, based on certain assumptions, subject to forfeiture depending on the extent of awards actually earned. The number of LTIP units actually earned by each award recipient will be determined at the end of the three-year measurement period by dividing his or her percentage of the outperformance pool by the average closing price of a REIT Share for the 15 trading days immediately preceding the measurement date. LTIP units earned will vest 25% on February 7, 2015, 25% on February 7, 2016, and 50% on February 7, 2017, based on continued employment. Vesting will be accelerated in the event of a change of control of the Company, termination of employment by the Company without cause, termination of employment by the award recipient for good reason, death, disability or retirement, although restrictions on transfer will continue to apply in certain of these situations. Prior to the measurement date, LTIP units will be entitled to receive per unit distributions equal to one-tenth (10%) of the regular quarterly distributions payable on a common unit of limited partnership interest in the Operating Partnership, but will not be entitled to receive any special distributions. After the measurement date, LTIP units earned, both vested and unvested, will be entitled to receive distributions in an amount per unit equal to distributions, both regular and special, payable on a common unit.

The following table sets forth the 2012 OPP Awards made to our named executive officers:

Name	Percentage of Aggregate Potential Outperformance Pool	Maximum Potential Reward Based on Aggregate Program Cap of $40,000,000	Grant Date Value of 2012 OPP Awards
Mr. Zuckerman	19.0%	$7,600,000	$1,464,900
Mr. Linde	15.0%	$6,000,000	$1,156,500
Mr. Ritchey	14.0%	$5,600,000	$1,079,400
Mr. Norville	0%	$0	$0
Mr. LaBelle	7.0%	$2,800,000	$539,700

Equity Award Grant Policy

Under our Equity Award Grant Policy, our annual grants are approved at a meeting of our Compensation Committee held in or around the third or fourth week of January each year. The policy specifies the effective grant date for such awards as immediately following the closing of the New York Stock Exchange on the second trading day after the Company publicly releases its financial results for the prior year. We believe this policy provides the necessary certainty and transparency for both employees and investors, while allowing the Compensation Committee desired flexibility.

Our Compensation Committee approves equity awards in dollar values. To the extent these awards are paid in the form of full-value awards (either shares of restricted stock and/or LTIP units), the number of shares/units granted is calculated by dividing the dollar value of the approved awards by the closing market price on the New York Stock Exchange of a share of our common stock on the effective date of grant. To the extent these awards are paid in the form of stock options, the number of shares underlying option grants is determined by dividing the dollar value of the approved awards by the fair value of a ten-year option with the exercise price equal to the closing market price on the New York Stock Exchange of a share of our common stock on the effective date of grant, as calculated by an independent valuation expert in accordance with ASC Topic 718 using assumptions approved by the Compensation Committee. The Equity Award Grant Policy did not apply to 2012 OPP Awards because they are not “full-value” awards upon issuance and their value depends on our future TRS and the Compensation Committee determined that the baseline share price should be based on a five-day trading average. See “2012 Outperformance Awards” above.

LTIP Units

Since 2003 we have used a class of partnership interests in our Operating Partnership, called long term incentive units, or LTIP units, as a form of equity-based award for annual long-term incentive equity compensation. LTIP units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes, meaning that initially they are not economically equivalent in value to a share of our common stock, but over time can increase in value to one-for-one parity with common stock by operation of special tax rules applicable to profits interests. LTIP units are designed to offer executives a long-term incentive comparable to restricted stock, while allowing them to enjoy a more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under the 1997 Stock Plan, reducing availability for other equity awards on a one-for-one basis. We also used LTIP units for 2011 and 2012 OPP Awards.

LTIP units issued in connection with annual full-value equity awards (i.e., excluding 2011 and 2012 OPP Awards until and unless they have been earned based on performance), whether vested or not, receive the same per unit distributions as common units of our Operating Partnership, which equal per share dividends (both regular and special) on our common stock. This treatment with respect to distributions is analogous to the treatment of restricted stock.

The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units, but can achieve such parity over time upon the occurrence of specified events. This accretion to parity is driven by partnership tax rules and basically hinges on the circumstance under which LTIP units would become entitled to receive distributions upon a hypothetical liquidation of our Operating Partnership, such that executives will have the right to require our Operating Partnership to redeem their LTIP units at a value equivalent to that of an equal number of common units. Both the liquidation value and the redemption value of LTIP units are based on the book capital account associated with such units for tax purposes. Generally, the book capital account associated with LTIP units when they are initially issued is close to zero, while the book capital account associated with common units is equal on a per unit basis to the price per share of the Company’s common stock. Economic parity is reached when the book capital account of the LTIP units has grown, through special allocations of unrealized or realized gain, to be equal to that of an equal number of common units. Events that allow such special allocations under the partnership agreement and applicable federal tax regulations include: (1) the issuance by the Company of common stock, (2) the issuance by our Operating Partnership of common or other partnership units, (3) significant repurchases of common stock for cash, and (4) the redemption by the Company of common units for cash or other property, in each case so long as the price of the Company’s common stock at the time is greater than the price on the date on which the LTIP units were initially issued. If capital account parity with common units is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

LTIP units are awarded in the alternative to restricted stock. One key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. As a result, executives may need to sell a portion of their vested shares to pay taxes on their restricted stock awards from prior years. Conversely, an executive who received LTIP units would generally be taxed only when he or she chooses to liquidate his or her LTIP units, rather than at the time of vesting.

Our Compensation Committee believes that using LTIP units for equity-based awards (1) serves our objectives by increasing the after-tax value of a given equity grant and, therefore, enhances our equity-based compensation package for executives as a whole, (2) advances the separate goal of promoting long-term equity ownership by executives (see “Mandatory Minimum Equity Ownership Policy for Senior Executives” below), (3) has no adverse impact on dilution as compared to using restricted stock, (4) does not increase our recorded expense on account of equity-based compensation awards, (5) further aligns the interests of executives with the interests of stockholders and (6) because LTIP units are offered by many of its peers, it enables the Company to remain competitive with its peers in recruiting and retaining talented executives. Based on these considerations, we offer eligible officers and employees a choice between restricted stock and LTIP units on a one-for-one basis for their time-based, long-term equity compensation awards and have used LTIP units for 2011 and 2012 OPP Awards. All of the named executive officers satisfy this requirement.

Mandatory Minimum Equity Ownership Policy for Senior Executives

Our Compensation Committee has always believed that it is important to align the interests of those in senior management positions with those of our stockholders. As one concrete step to ensure such alignment, on January 16, 2003, the Compensation Committee adopted a mandatory stock ownership requirement for senior management. Under this policy all executive vice presidents (and positions senior thereto) must achieve minimum equity ownership equal to three times their annual base salary and all senior vice presidents must achieve minimum equity ownership equal to two times their annual base salary, and then maintain such ownership during their continuing employment. Those persons who were senior executives on January 16, 2003 had until January 1, 2008 to achieve this ownership requirement, while those who were or may be hired or promoted to senior management positions after January 16, 2003 will have a five-year period beginning on January 1 of the year following their appointment. Exceptions may be made for significant extenuating personal circumstances. The types of securities that will be counted toward the equity ownership requirement include shares of our common stock, restricted stock, units of limited partnership interest of our Operating Partnership and LTIP units (excluding those issued on account of 2011 and 2012 OPP Awards, until and unless they have been earned based on performance), in each case both vested and unvested, and shares acquired and held through our stock purchase and dividend reinvestment plans. Stock options will not be counted. Our goal in imposing this stock ownership requirement is to demonstrate to our stockholders and the investment community that our senior management is personally committed to our continued financial success.

Employment Agreements

We have employment agreements (see “Potential Payments Upon Termination or Change in Control” below) with each of our named executive officers. These agreements provide for a certain level of severance, generally the sum of base salary plus the prior year’s cash bonus, 12 additional months of vesting in equity-based awards and participation in our health plan for up to 12 months, in the event of a termination of employment by us without cause or by the executives for good reason. In return, each executive agrees, during the term of employment and for one year thereafter, not to compete with us, solicit our tenants or employees or interfere with our relationship with our tenants, suppliers, contractors, lenders, employees or with any governmental agency. We believe that these agreements are fair to the executives and to our stockholders because these agreements provide relatively modest severance in exchange for the negative covenants which protect us. Further, because the severance level is negotiated up front, it makes it easier for our Board to terminate executives for performance reasons without the need for protracted negotiations over severance.

Change in Control Arrangements

We also have an agreement with Mr. Zuckerman to provide him with certain severance benefits in the event of his termination under certain circumstances within 24 months following a “change in control.” (See “Potential Payments Upon Termination or Change in Control” below for further details.) We also have two change in control severance plans, one for our President, Executive Vice Presidents, the Chief Financial Officer and the Regional Office Heads, and the other for our Senior Vice Presidents and those Vice Presidents with ten (10) or more years of tenure with us. These plans also provide severance benefits in the event of termination of employment under certain circumstances within 24 months following a “change in control.” In all instances, these are “double trigger” arrangements, providing severance benefits only upon involuntary termination or constructive termination of the executive officer. (See “Potential Payments Upon Termination or Change in Control” below for further details.) Under our 1997 Stock Plan, all equity awards become fully vested upon a change in control. In our experience, change in control protection for executive officers is common in the REIT industry. Our Compensation Committee believes it is fair to provide severance protection and accelerated vesting of equity grants upon a change in control. Very often, senior managers lose their jobs in connection with a change in control. By agreeing up front to provide severance benefits and accelerated vesting of equity grants in the event of a change in control, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened change in control and ensure that management is motivated to negotiate the best merger consideration for our stockholders.

Our change in control arrangements also provide for a tax gross-up payment to our named executive officers and other executives covered in the two severance plans described above in the event they become subject to the 20% golden parachute excise tax. We agreed to this payment because at the time of adoption of these plans in 1998 it was market practice in the REIT industry and because our Compensation Committee believed that our management team should be able to receive what it bargained for without being subject to this tax.

Perquisites

We provide a car and a full-time driver for the use of Mr. Zuckerman, our Chairman and Chief Executive Officer. This allows our Chairman to use his time efficiently for business purposes during his travel time. The cost to the Company for the car and driver in 2011 was $261,113. For Messrs. Linde and Ritchey, we provide a monthly car allowance of $750, as we did for Mr. Norville prior to his resignation, and we provide all of our executive officers a designated parking space. Apart from these arrangements, we do not provide any other perquisites to our executive officers.

Deferred Compensation Plan

We offer a deferred compensation plan that enables our executives to defer a portion of their base salaries and bonuses. The amounts deferred are not included in the executive’s current taxable income and, therefore, are not currently deductible by us. The executives select from a limited number of mutual funds which serve as measurement funds, and the deferred amounts are increased or decreased to correspond to the market value of the mutual fund investments. Because the measurement funds are publicly traded securities, we do not consider any of the earnings credited under the deferred compensation plan to be “above market.” We do not provide any matching contribution to any executive officer who participates in this plan, other than a limited amount to make up for any loss of matching contributions under our Section 401(k) plan. We have made this plan available to our executives in order to ensure that our benefits are competitive. See “Nonqualified Deferred Compensation” beginning on page 48.

Other Benefits

Our executives participate in Company-sponsored benefit programs available broadly to generally all of our salaried employees, including our employee stock purchase plan and our Section 401(k) plan, which provides a Company matching contribution of 200% of the first 3% of compensation contributed to the plan (utilizing earnings not in excess of an amount established by the Internal Revenue Service ($245,000 in 2011)). Other benefits, such as health and dental plans, group term life insurance, short- and long-term disability insurance and travel accident insurance, are also available generally to all of our salaried employees.

Tax and Accounting Implications

Deductibility of Executive Compensation.

Our Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we may not deduct compensation of more than $1 million paid to any “covered employee” unless the compensation is paid pursuant to a plan which is performance-related, nondiscretionary and has been approved by our stockholders. To the extent that such compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders. Because we qualify as a REIT under the Code, we generally distribute at least 100% of our net taxable income each year and therefore do not pay federal income tax. As a result, and based on the level of cash compensation paid to our executive officers, the possible loss of a federal tax deduction would not be expected to have a material impact on us.

Accounting for Stock-Based Compensation.

We account for stock-based awards in accordance with the requirements of ASC Topic 718.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Boston Properties has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

David A. Twardock, Chair

Lawrence S. Bacow

Dr. Jacob A. Frenkel

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid for 2011, 2010 and 2009 to each of our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)(10)	Total ($)(11)
Mortimer B. Zuckerman Chairman of the Board & Chief Executive Officer	2011	950,000		2,700,000	(2)	4,819,317	(5)(9)	1,248,000	(8)(9)	276,128	9,993,445
	2010	950,000		2,550,000	(3)	4,373,256	(6)(9)	—		221,810	8,095,066
	2009	986,538	(1)	2,000,000	(4)	4,893,369	(7)(9)	—		186,947	8,066,854

Douglas T. Linde President	2011	550,000		1,375,000	(2)	2,790,485	(5)(9)	634,500	(8)(9)	31,110	5,381,095
	2010	550,000		1,300,000	(3)	1,954,008	(6)(9)	—		31,110	3,835,118
	2009	571,153	(1)	1,025,000	(4)	2,154,019	(7)(9)	—		31,456	3,781,628

Raymond A. Ritchey Executive Vice President, Head of the Washington, D.C. Office and National Director of Acquisitions and Development	2011	600,000		1,375,000	(2)	2,536,825	(5)(9)	571,750	(8)(9)	27,746	5,111,321
	2010	600,000		1,300,000	(3)	2,050,000	(6)(9)	—		27,690	3,977,690
	2009	623,077	(1)	1,075,000	(4)	2,202,802	(7)(9)	—		28,036	3,928,915

E. Mitchell Norville Former Executive Vice President, Chief Operating Officer	2011	475,000		950,000	(2)	2,169,618	(5)(9)	440,500	(8)(9)	31,110	4,066,228
	2010	475,000		1,100,000	(3)	1,535,292	(6)(9)	—		31,110	3,141,402

Michael E. LaBelle Senior Vice President, Chief Financial Officer and Treasurer	2011	370,385		650,000	(2)	713,062	(5)(9)	129,250	(8)(9)	22,087	1,884,784
	2010	313,846		450,000	(3)	488,502	(6)(9)	—		22,074	1,274,422
	2009	311,538		275,000	(4)	398,025	(7)(9)	—		22,110	1,006,673

(1)	The Company’s salaried employees are paid on a bi-weekly pay period schedule on Fridays. In typical years, such as 2010 and 2011, this results in 26 pay periods. However, because the first pay date for 2010 would have been January 1, 2010, a legal holiday, the Company issued paychecks for that pay date on December 31, 2009. This resulted in the Company having 27 pay periods in 2009 instead of the usual 26. As a result, the amount of “Salary” reported for 2009 for each of the named executive officers (other than Mr. LaBelle) is approximately 3.8% greater than for 2010 and 2011 despite the fact that the annual base salaries were the same for 2009, 2010 and 2011. In 2010 and 2011, the Company had the typical 26 pay periods.
(2)	Represents a cash bonus paid to each of the named executive officers in 2012 in recognition of performance in 2011.
(3)	Represents a cash bonus paid to each of the named executive officers in 2011 in recognition of performance in 2010.
(4)	Represents a cash bonus paid to each of the named executive officers in 2010 in recognition of performance in 2009.
(5)	Represents the total fair value of common stock and LTIP unit awards and 2011 OPP Awards awarded in 2011, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date fair values for the named executive officers relating to common stock and LTIP unit awards are as follows: Mr. Zuckerman – $3,491,617; Mr. Linde – $1,775,185; Mr. Ritchey – $1,599,625; Mr. Norville – $1,232,418; and Mr. LaBelle – $361,612. The grant date fair values for the named executive officers relating to 2011 OPP Awards based upon the probable outcome of the performance conditions as of the grant date for the award are as follows: Mr. Zuckerman – $1,327,700; Mr. Linde – $1,015,300; Mr. Ritchey – $937,200; Mr. Norville – $937,200; and Mr. LaBelle – $351,450. The maximum value of the 2011 OPP Awards assuming that the highest level of performance conditions was achieved are as follows: Mr. Zuckerman – $6,800,000; Mr. Linde – $5,200,000; Mr. Ritchey – $4,800,000; Mr. Norville – $4,800,000; and Mr. LaBelle – $1,800,000. To have value, the 2011 OPP Awards require the Company to outperform absolute and relative total shareholder return thresholds.

(6)	Represents the total fair value of common stock and LTIP unit awards awarded in 2010, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.
(7)	Represents the total fair value of common stock and LTIP unit awards awarded in 2009, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.
(8)	Represents the total fair value of non-qualified stock option awards awarded in 2011, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.
(9)	A discussion of the assumptions used in calculating these values can be found in Note 17 to our 2011 audited financial statements beginning on page 141 of our annual report on Form 10-K for the year ended December 31, 2011.
(10)	The table below shows the components of “All Other Compensation” for 2011, which include the life insurance premiums paid by us for group term life insurance, our match for each individual who made 401(k) contributions, the car and driver provided to Mr. Zuckerman, the car allowances provided to Messrs. Linde, Ritchey and Norville and the costs to the Company of providing parking spaces to each individual. The amounts shown for company car, driver and car allowances in the table below reflect the aggregate cost to the Company without deducting costs attributable to business use. The components of “All Other Compensation” for 2009 and 2010 for each of the named executive officers were reported in our 2010 and 2011 proxy statements, respectively.

Component	Mr. Zuckerman	Mr. Linde	Mr. Ritchey	Mr. Norville	Mr. LaBelle
Life Insurance	$315	$630	$630	$630	$607
401(k) match	14,700	14,700	14,700	14,700	14,700
Car and Driver	261,113	—	—	—	—
Company Car/Car Allowance	—	9,000	9,000	9,000	—
Parking	—	6,780	3,416	6,780	6,780

Total “All Other Compensation”	$276,128	$31,110	$27,746	$31,110	$22,087

(11)	The amounts shown in the “Total” compensation column for each named executive officer equal the sum of all columns of the Summary Compensation Table.

2011 Grants of Plan-Based Awards

We have provided the following Grants of Plan-Based Awards table to provide additional information about stock awards granted to our named executive officers during the year ended December 31, 2011.

Name	Grant Date	Date of Compensation Committee Approval(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Target ($)	Maximum ($)
Mortimer B. Zuckerman	1/28/2011	1/20/2011	—	—	40,383	—	—	3,491,617
	1/28/2011	1/20/2011	—	—	—	50,587	92.71	1,248,000
	2/1/2011	1/20/2011	3,296,891	6,800,000	—	—	—	1,327,700

Douglas T. Linde	1/28/2011	1/20/2011	—	—	20,531	—	—	1,775,185
	1/28/2011	1/20/2011	—	—	—	25,719	92.71	634,500
	2/1/2011	1/20/2011	2,521,152	5,200,000	—	—	—	1,015,300

Raymond A. Ritchey	1/28/2011	1/20/2011	—	—	18,501	—	—	1,599,625
	1/28/2011	1/20/2011	—	—	—	23,175	92.71	571,750
	2/1/2011	1/20/2011	2,327,217	4,800,000	—	—	—	937,200

E. Mitchell Norville	1/28/2011	1/20/2011	—	—	14,254	—	—	1,232,418
	1/28/2011	1/20/2011	—	—	—	17,855	92.71	440,500
	2/1/2011	1/20/2011	2,327,217	4,800,000	—	—	—	937,200

Michael E. LaBelle	1/28/2011	1/20/2011	—	—	4,182	—	—	361,612
	1/28/2011	1/20/2011	—	—	—	5,239	92.71	129,250
	2/1/2011	1/20/2011	872,706	1,800,000	—	—	—	351,450

(1)	For a discussion of the Company’s policy with respect to the effective grant dates for annual equity-based awards, see “Compensation Discussion and Analysis – Equity Award Grant Policy” above.
(2)	Represents 2011 OPP Awards. 2011 OPP Awards for each named executive officer may range from $0 to the maximum amount set forth in the table. Accordingly, the “Threshold” column is not applicable and has been omitted. Also, because there is no established target amount under this program, the amount reported in the “Target” subcolumn represents the amount the named executive officers would have earned if our performance for the three-year performance period under the program continued at the same annualized rate as we experienced from February 1, 2011, the first day of the performance period, through December 31, 2011. Distributions are payable on 2011 OPP Awards at one-tenth (1/10th) of the regular quarterly distributions on common units of our Operating Partnership (and no amounts are payable on special distributions) prior to being earned.
(3)	Stock awards were made in the form of shares of restricted common stock and/or LTIP units at the election of each named executive officer. Each named executive officer elected to receive all LTIP units. Restricted common stock, LTIP units and non-qualified stock options are awarded under the 1997 Stock Plan by the Compensation Committee of our Board of Directors. Dividends are payable on restricted common stock and distributions are payable on the LTIP units to the same extent and on the same date that dividends and distributions are paid on Boston Properties common stock and common units of our Operating Partnership, respectively. Grantees of restricted common stock pay $0.01 per share and grantees of LTIP units pay $0.25 per unit. The awards generally vest over a four-year period with 25% vesting on January 15 of each year beginning January 15, 2012, subject to acceleration under certain circumstances. In the case of Mr. Ritchey, all of such awards will vest in September 2012 on the date Mr. Ritchey attains the age of 62 with at least 20 years of service with us.
(4)	The amounts included in this column represent the full grant date fair value of the restricted common stock and LTIP unit awards, non-qualified stock option awards and 2011 OPP Awards computed in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating these values can be found in Note 17 to our 2011 audited financial statements beginning on page 141 of our annual report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards at December 31, 2011

The following table shows the outstanding equity awards held by our named executive officers as of December 31, 2011.

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mortimer B. Zuckerman	50,587	(5)	92.71	1/28/2021
					15,611	(6)	1,554,856
					59,646	(7)	5,940,742
					54,339	(8)	5,412,164
					40,383	(9)	4,022,147
								31,071	3,094,672

Douglas T. Linde	25,719	(5)	92.71	1/28/2021
					6,895	(6)	686,742
					26,256	(7)	2,615,098
					24,279	(8)	2,418,188
					20,531	(9)	2,044,888
								23,760	2,366,496

Raymond A. Ritchey	23,175	(5)	92.71	1/28/2021
					6,895	(6)	686,742
					25,970	(7)	2,586,612
					23,701	(8)	2,360,620
					18,501	(9)	1,842,700
								21,933	2,184,527

E. Mitchell Norville(4)	17,855	(5)	92.71	1/28/2021
					5,529	(6)	550,688
					20,833	(7)	2,074,967
					19,077	(8)	1,900,069
					14,254	(9)	1,419,698
								21,933	2,184,527

Michael E. LaBelle	5,239	(5)	92.71	1/28/2021
					716	(6)	71,314
					4,852	(7)	483,259
					6,070	(8)	604,572
					4,182	(9)	416,527
								8,225	819,210

(1)	This table does not include LTIP unit and restricted common stock grants, 2011 OPP Awards and non-qualified stock option grants made in February 2012 reflecting performance in 2011 because they were not outstanding at the end of 2011. Such grants are described above under “Compensation Discussion and Analysis.”
(2)	The market value of such holdings is based on the closing price of our common stock as reported on the New York Stock Exchange on December 30, 2011 of $99.60 per share.

(3)	On February 1, 2011, the named executive officers received 2011 OPP Awards. The number of equity incentive plan awards is based on the amount that the named executive officers would have earned under our 2011 OPP if our performance for the three-year performance period under the program continues at the same annualized rate as we experienced from February 1, 2011, the first day of the performance period, through December 31, 2011. Any 2011 OPP Awards earned based on performance vest 25% on February 1, 2014, 25% on February 1, 2015 and 50% on February 1, 2016, subject to exceptions discussed under “Potential Payments Upon Termination or Change in Control” below.
(4)	Effective February 29, 2012, Mr. Norville resigned as Executive Vice President, Chief Executive Officer. On that date, pursuant to the terms of Mr. Norville’s separation agreement described under “Potential Payments Upon Termination or Change in Control” below, 20,340 of the LTIP units shown in the table above and stock options to purchase 4,464 shares of common stock vested.
(5)	On January 28, 2011, the named executive officer received awards of non-qualified stock options under the 1997 Stock Plan as follows: Mr. Zuckerman – 50,587 options; Mr. Linde – 25,719 options; Mr. Ritchey – 23,175 options; Mr. Norville – 17,855 options; and Mr. LaBelle – 5,239 options. These options generally vest ratably over four years, with 25% of the total award vesting on January 15 of each year beginning January 15, 2012, subject to acceleration under certain circumstances. In the case of Mr. Ritchey, all of such options will become exercisable in September 2012 on the date Mr. Ritchey attains the age of 62 with at least 20 years of service with us.
(6)	On February 1, 2008, the named executive officers received awards of LTIP units and/or shares of restricted common stock under the 1997 Stock Plan as follows: Mr. Zuckerman – 62,441 LTIP units; Mr. Linde – 27,578 LTIP units; Mr. Ritchey – 27,578 LTIP units; Mr. Norville – 22,114 LTIP units; and Mr. LaBelle – 2,003 LTIP units and 858 shares. These LTIP units and restricted common shares generally vest ratably over four years, with 25% of the total award vesting on January 15 of each year beginning January 15, 2009, subject to acceleration under certain circumstances. In the case of Mr. Ritchey, all of such awards will vest in September 2012 on the date Mr. Ritchey attains the age of 62 with at least 20 years of service with us.
(7)	On February 2, 2009, the named executive officers received awards of LTIP units and/or shares of restricted common stock under the 1997 Stock Plan as follows: Mr. Zuckerman – 119,292 LTIP units; Mr. Linde – 52,511 LTIP units; Mr. Ritchey – 25,970 LTIP units and 25,970 shares; Mr. Norville – 41,666 LTIP units; and Mr. LaBelle – 9,703 LTIP units. These LTIP units and restricted common shares generally vest ratably over four years, with 25% of the total award vesting on January 15 of each year beginning January 15, 2010, subject to acceleration under certain circumstances. In the case of Mr. Ritchey, all of such awards will vest in September 2012 on the date Mr. Ritchey attains the age of 62 with at least 20 years of service with us.
(8)	On January 29, 2010, the named executive officers received awards of LTIP units and/or shares of restricted common stock under the 1997 Stock Plan as follows: Mr. Zuckerman – 72,452 LTIP units; Mr. Linde – 32,372 LTIP units; Mr. Ritchey – 31,601 shares; Mr. Norville – 25,435 LTIP units; and Mr. LaBelle – 8,093 LTIP units. These LTIP units and restricted common shares generally vest ratably over four years, with 25% of the total award vesting on January 15 of each year beginning January 15, 2011, subject to acceleration under certain circumstances. In the case of Mr. Ritchey, all of such awards will vest in September 2012 on the date Mr. Ritchey attains the age of 62 with at least 20 years of service with us.
(9)	On January 28, 2011, the named executive officers received awards of LTIP units and/or shares of restricted common stock under the 1997 Stock Plan as follows: Mr. Zuckerman – 40,383 LTIP units; Mr. Linde – 20,531 LTIP units; Mr. Ritchey – 18,501 LTIP units; Mr. Norville – 14,254 LTIP units; and Mr. LaBelle – 4,182 LTIP units. These LTIP units generally vest ratably over four years, with 25% of the total award vesting on January 15 of each year beginning January 15, 2012, subject to acceleration under certain circumstances. In the case of Mr. Ritchey, all of such awards will vest in September 2012 on the date Mr. Ritchey attains the age of 62 with at least 20 years of service with us.

2011 Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock exercised by our named executive officers in 2011 and the aggregate number of shares of common stock and LTIP units that vested in 2011. The value realized on exercise is the product of (1) the fair market value of a share of common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (1) the closing price on the New York Stock Exchange of a share of common stock on the vesting date (or, if the vesting date was not a trading day, the immediately preceding trading date), multiplied by (2) the number of shares/LTIP units vesting. In each case, the value realized is before payment of any applicable taxes and brokerage commissions.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Mortimer B. Zuckerman	—	—	79,959	7,153,932
Douglas T. Linde	80,000	5,405,445	36,903	3,301,711
Raymond A. Ritchey	65,058	4,673,446	36,962	3,306,990
E. Mitchell Norville	73,699	4,894,714	26,766	2,394,754
Michael E. LaBelle	—	—	6,063	542,457

(1)	For Messrs. Zuckerman, Linde and Norville, represents LTIP units that vested in 2011. For Mr. Ritchey, represents 22,569 LTIP units and 14,393 shares of common stock that vested in 2011. For Mr. LaBelle, represents 5,286 LTIP units and 777 shares common stock that vested in 2011.

Nonqualified Deferred Compensation

We provide our executives with the opportunity to defer up to 20% of their base salary and cash bonuses. Deferrals are credited with earnings or losses based upon the executive’s selection of one or more of 26 measurement funds which are all publicly traded mutual funds. Executives may change their selection of measurement funds on a daily basis.

The table below summarizes the annual rates of return for the year ended December 31, 2011 for the 26 measurement funds:

Allianz NFJ Dividend Value Fund	3.44%	Virtus Real Estate Securities A	9.92%
American Beacon Small Cap Value	(4.05)%	T. Rowe Price Retirement 2005	1.43	%(1)
Artisan Mid Cap	(2.08)%	T. Rowe Price Retirement 2010	0.54	%(1)
Buffalo Small Cap	(4.66)%	T. Rowe Price Retirement 2015	(0.32	)%(1)
Davis NY Venture	(4.55)%	T. Rowe Price Retirement 2020	(1.20	)%(1)
Dodge & Cox International	(15.97)%	T. Rowe Price Retirement 2025	(2.06	)%(1)
Domini Social Equity	0.74%	T. Rowe Price Retirement 2030	(2.70	)%(1)
Oakmark Equity & Income	0.64%	T. Rowe Price Retirement 2035	(3.26	)%(1)
PIMCO Low Duration Bond	1.72%	T. Rowe Price Retirement 2040	(3.49	)%(1)
PIMCO Total Return Bond	4.17%	T. Rowe Price Retirement 2045	(3.47	)%(1)
T. Rowe Price Equity Index	1.87%	T. Rowe Price Retirement 2050	(3.36	)%(1)
T. Rowe Price Growth Stock	(0.97)%	T. Rowe Price Retirement 2055	(3.35	)%(1)
T. Rowe Price Mid-Cap Value	(4.82)%	T. Rowe Price Retirement Income	1.43	%(1)

(1)	Offered as a measurement fund beginning June 30, 2011.

Benefits under the deferred compensation plan are generally paid in a lump sum upon the executive’s termination of employment prior to attainment of retirement age (age 55 with five years of service) or the executive’s death, or in a lump sum or annual installments for a period of up to 15 years (as previously selected by the executive) upon the executive’s retirement. Payment will generally start or be made by January 15 following the year of termination or retirement, or six months after the executive’s termination or retirement, whichever is later. Executives may also at the time of deferral elect a fixed distribution date, which must be at least five years after the end of the calendar year in which amounts are deferred. The deferred compensation plan also permits an in-service withdrawal of the executive’s account balance attributable to pre-2005 deferrals, subject to a withdrawal penalty equal to 10% of the amount withdrawn.

The following table shows deferrals made by our named executive officers to the deferred compensation plan during the year ended December 31, 2011, the earnings (losses) and withdrawals/distributions during the year, and the aggregate account balance of each named executive officer under the deferred compensation plan as of December 31, 2011.

Name	Executive Contributions in 2011 ($)(1)(2)	Registrant Contributions in 2011 ($)	Aggregate Earnings in 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2011($)(2)
Mortimer B. Zuckerman	—	—	—	—	—
Douglas T. Linde	—	—	—	—	—
Raymond A. Ritchey	60,000	—	(23,377)	—	663,321
E. Mitchell Norville	—	—	(195)	—	62,956
Michael E. LaBelle	82,039	—	(13,513)	—	288,400

(1)	These amounts do not include any contributions out of bonus payments that were made during 2012 in recognition of performance in 2011.
(2)	Of the amounts reported in the contributions column, (a) $37,039 of Mr. LaBelle’s contributions and all of Mr. Ritchey’s contributions are also included in the Summary Compensation Table as salary for 2011 and (b) $45,000 of Mr. LaBelle’s contributions are also included in the Summary Compensation Table as bonus for 2010 that was paid in 2011. Of the amounts reported in the aggregate balance column, (a) $31,154 of Mr. LaBelle’s aggregate balance was also included in the Summary Compensation Table as salary for 2009 and $31,385 of Mr. LaBelle’s aggregate balance was also included in the Summary Compensation Table as salary for 2010 and (b) $27,500 of Mr. LaBelle’s aggregate balance is also included in the Summary Compensation Table as bonus for 2009 that was paid in 2010.

Potential Payments Upon Termination or Change in Control

Mr. Mortimer B. Zuckerman, our Chairman and Chief Executive Officer, has an employment and noncompetition agreement with us. During the term of the agreement, Mr. Zuckerman will devote a majority of his business time to our business and affairs. The initial term of the agreement was three years beginning on January 17, 2003, with automatic one-year renewals commencing on each anniversary date unless written notice of termination is given at least 90 days prior to such date by either party. Apart from base salary, Mr. Zuckerman is eligible to receive bonus compensation, including equity-based incentive compensation, to be determined in the discretion of the Compensation Committee of our Board of Directors. The base salary of Mr. Zuckerman is to be reviewed annually by the Compensation Committee and may be increased but not decreased at its discretion.

Mr. Zuckerman’s employment with us may be terminated for “cause” by us for (1) gross negligence or willful misconduct, (2) an uncured breach of any of his material duties under the employment agreement, (3) fraud or other conduct against our material best interests, or (4) an indictment of a felony if such indictment has a material adverse effect on our interests or reputation. In addition, Mr. Zuckerman may terminate his employment for “good reason,” which includes (1) a substantial adverse change in the nature or scope of his responsibilities and authority under his employment agreement, (2) a breach by us of any of our material obligations under his employment agreement, or (3) a material change in the geographic location at which he must perform his services.

If the employment of Mr. Zuckerman is terminated by us “without cause” or by Mr. Zuckerman for “good reason,” then he will be entitled to the amount of his accrued and unpaid target bonus prorated for the number of days actually employed during the year in which his employment is terminated. In addition, he will be entitled to a severance amount payable over a 12-month period equal to the sum of (x) his base salary plus (y) the amount of his cash bonus received in respect of the immediately preceding year; provided, however, that if any such payment would be considered deferred compensation subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code, then no such payment shall be payable prior to the date that is the earlier of (1) six months and one day after his separation from service or (2) his death, and the initial payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of such provision. Mr. Zuckerman is also entitled to an additional 12 months of vesting in his stock-based awards and, subject to payment of premiums, may also participate in our health plan for up to 12 months.

In the event Mr. Zuckerman’s employment with us is terminated by reason of death or disability, he or his beneficiary will be entitled to his accrued and unpaid target bonus prorated for the number of days actually employed during the year in which his employment is terminated. In addition, his equity grants will become fully vested and, subject to payment of premiums, he or his spouse and dependents may also participate in our health plan for up to 18 months.

The employment agreement prohibits Mr. Zuckerman, while he is our director or officer and for one year thereafter, from (1) engaging, directly or indirectly, in the acquisition, development, construction, operation, management, or leasing of any commercial real estate property, (2) intentionally interfering with our relationships with our tenants, suppliers, contractors, lenders or employees or with any governmental agency, or (3) soliciting our tenants or employees. Pursuant to the employment agreement, however, Mr. Zuckerman may engage in minority interest passive investments which include the acquisition, holding, and exercise of voting rights associated with investments made through (1) the purchase of securities that represent a non-controlling, minority interest in an entity or (2) the lending of money, in either case with the purpose or intent of obtaining a return on such investment but without management of the property or business to which such investment directly or indirectly relates and without any business or strategic consultation with such entity. In addition, Mr. Zuckerman is expressly permitted to participate as an officer or director of, or advisor to, any organization that is not engaged in commercial real estate activities provided that such activities do not materially restrict his ability to fulfill his obligations to us as an employee and officer. In addition, the employment agreement provides that the noncompetition provision shall not apply if Mr. Zuckerman’s employment is terminated following our change in control.

Messrs. Linde, Ritchey, and LaBelle have similar employment agreements, except that the initial terms of the employment agreements are two years instead of three years, and these employees are permitted to participate as an officer or director of, or advisor to, any charitable or other tax exempt organization only. Additionally, the geographic scope of the noncompetition provisions contained in the employment agreements is limited to our markets at the time of termination of their employment. Mr. Norville had an employment agreement with us that was similar to those of Messrs. Linde, Ritchey and LaBelle.

The current base salaries for Messrs. Zuckerman, Linde, Ritchey, and LaBelle are set forth in the “Compensation Discussion and Analysis” section in this proxy statement.

We entered into a severance agreement with Mr. Zuckerman on July 30, 1998. The severance agreement provides for severance benefits to Mr. Zuckerman in the event of his termination under certain circumstances within 24 months following a “change in control.” In the event a “terminating event” occurs within 24 months following a “change in control,” Mr. Zuckerman will receive a lump sum amount equal to $3,630,000 within thirty-one days following the date of termination; provided, however that if the change in control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code, then such amount will be payable over a 12-month period. Health, dental and life insurance benefits are provided for three (3) years following termination. Finally, the severance agreement provides for tax protection in the form of excise tax gross-up as well as financial counseling, tax preparation assistance and outplacement counseling. Notwithstanding the foregoing, if any payment or benefit that Mr. Zuckerman becomes entitled to receive under the severance agreement would be considered deferred compensation subject to interest, penalties and additional tax imposed pursuant to Section 409A(a) of the Code, then no such payment or benefit shall be payable or provided prior to the date that is the earlier of (i) six months and one day after his separation from service, or (ii) his death. Any such deferred payment shall earn simple interest calculated at the short-term applicable federal rate in effect on the date of termination. On or before Mr. Zuckerman’s date of termination, we will make an irrevocable contribution to a rabbi trust with an independent bank trustee in an amount equal to the amount of such deferred payment plus interest.

We adopted the Boston Properties, Inc. Senior Executive Severance Plan (referred to as the “severance plan”) on July 30, 1998 in order to reinforce and encourage the continued attention and dedication of the President, Executive Vice Presidents, the Chief Financial Officer and the Regional Office Heads. Messrs. Linde, Ritchey, and LaBelle are covered under the severance plan, as was Mr. Norville prior to his resignation. The severance plan provides for the payment of severance benefits to each such executive officer in the event of termination under certain circumstances within 24 months following a “change in control” of three (3) times such executive officer’s annual base salary and three (3) times the amount of the average annual bonus earned by the executive officer with respect to the three (3) calendar years immediately prior to the “change in control” less any amount paid or payable to such executive officer by us under the terms of any employment agreement or other plan. Tax protection, financial counseling, tax preparation assistance, outplacement counseling and continuation of health, dental and life insurance are the same as described above in the severance agreement with Mr. Zuckerman. Notwithstanding the foregoing, if any payment or benefit that the employee becomes entitled to receive under the severance plan would be considered deferred compensation subject to interest, penalties and additional tax imposed pursuant to Section 409A(a) of the Code, then no such payment or benefit shall be payable or provided prior to the date that is the earlier of (i) six months and one day after the employee’s separation from service, or (ii) the employee’s death. Any such deferred payment shall earn simple interest calculated at the short-term applicable federal rate in effect on the date of termination. On or before the employee’s date of termination, we will make an irrevocable contribution to a rabbi trust with an independent bank trustee in an amount equal to the amount of such deferred payment plus interest.

The following tables show potential payments and benefits that would have been provided to our named executive officers upon the occurrence of a change in control and certain termination triggering events, assuming such change in control or terminating event occurred on December 31, 2011. The closing market price of our common stock on the New York Stock Exchange on December 30, 2011 was $99.60 per share.

Payments Upon Termination	Involuntary Not for Cause Termination/ Good Reason Termination	Involuntary or Good Reason Termination Following Change in Control(1)	Change in Control Without Termination(1)	Death or Disability
Mortimer B. Zuckerman
Bonus	$950,000	$—	$—	$950,000
Severance	3,500,000	3,630,000	—	—
Unvested Equity Awards(2)(3)	7,421,874	17,278,453	17,278,453	17,278,453
2011 OPP Awards(4)	940,260	1,021,946	1,021,946	3,094,672
Benefits Continuation	13,833	42,444	—	20,750
Other Benefits(5)	—	775,000	—	—
Excise Tax Gross-Up	—	—	—	—

Total	$12,825,967	$22,747,843	$18,300,399	$21,343,875

Payments Upon Termination	Involuntary Not for Cause Termination/ Good Reason Termination	Involuntary or Good Reason Termination Following Change in Control(1)	Change in Control Without Termination(1)	Death or Disability
Douglas T. Linde
Bonus	$550,000	$—	$—	$550,000
Severance	1,850,000	5,100,000	—	—
Unvested Equity Awards(2)(3)	3,355,797	7,942,120	7,942,120	7,942,120
2011 OPP Awards(4)	766,007	781,488	781,488	2,366,496
Benefits Continuation	16,907	52,611	—	25,361
Other Benefits(5)	—	445,000	—	—
Excise Tax Gross-Up	—	—	—	—

Total	$6,538,711	$14,321,219	$8,723,608	$10,883,977

Raymond A. Ritchey
Bonus	$600,000	$—	$—	$600,000
Severance	1,900,000	5,350,000	—	—
Unvested Equity Awards(2)(3)	3,267,352	7,636,349	7,636,349	7,636,349
2011 OPP Awards(4)	707,083	721,373	721,373	2,184,527
Benefits Continuation	15,371	48,003	—	23,057
Other Benefits(5)	—	455,000	—	—
Excise Tax Gross-Up	—	—	—	—

Total	$6,489,806	$14,210,725	$8,357,722	$10,443,933

E. Mitchell Norville
Bonus	$475,000	$—	$—	$475,000
Severance	1,575,000	4,315,000	—	—
Unvested Equity Awards(2)(3)	2,607,103	6,068,444	6,068,444	6,068,444
2011 OPP Awards(4)	707,083	721,373	721,373	2,184,527
Benefits Continuation	16,907	52,611	—	25,361
Other Benefits(5)	—	390,000	—	—
Excise Tax Gross-Up	—	—	—	—

Total	$5,381,093	$11,547,428	$6,789,817	$8,753,332

Michael E. LaBelle
Bonus	$375,000	$—	$—	$375,000
Severance	825,000	2,150,000	—	—
Unvested Equity Awards(2)(3)	627,535	1,611,769	1,611,769	1,611,769
2011 OPP Awards(4)	265,156	270,515	270,515	819,210
Benefits Continuation	16,907	52,542	—	25,361
Other Benefits(5)	—	240,000	—	—
Excise Tax Gross-Up	—	948,661	—	—

Total	$2,109,598	$5,273,487	$1,882,284	$2,831,340

(1)	Under our 1997 Stock Plan, unless otherwise provided by the Compensation Committee at the time of grants, all equity grants become fully vested upon a change in control. For termination in connection with a change in control, assumes termination occurs simultaneously with the change in control.
(2)

In the event of an involuntary not for cause termination or a good reason termination prior to a change in control, the vesting of equity awards will be accelerated by 12 months. Accordingly, the following shares of restricted common stock, LTIP units and non-qualified stock options would have vested: Mr. Zuckerman – 73,642 LTIP units and 12,646 stock options; Mr. Linde – 33,248 LTIP units and 6,429 stock options; Mr. Ritchey – 18,012 LTIP units, 14,392 shares of restricted common stock and 5,793 stock options;

Mr. Norville – 25,867 LTIP units and 4,463 stock options; and Mr. LaBelle – 5,995 LTIP units, 215 shares of restricted common stock and 1,309 stock options. The value of the stock options is calculated as the difference between the closing price of the Company’s common stock on December 31, 2011 of $99.60 and the exercise price of the options.
(3)	In the event of (a) an involuntary not for cause termination or a good reason termination following a change in control, (b) a change in control without termination or (c) death or disability, all outstanding equity awards become fully vested. At December 31, 2011, Messrs. Zuckerman, Linde, Ritchey, Norville and LaBelle held unvested restricted common stock, LTIP units and non-qualified stock options as follows: Messrs. Zuckerman – 169,979 LTIP units and 50,587 stock options; Mr. Linde – 77,961 LTIP units and 25,719 stock options; Mr. Ritchey – 38,381 LTIP units, 36,686 shares of restricted common stock and 23,175 stock options; Mr. Norville – 59,693 LTIP units and 17,855 stock options and Mr. LaBelle – 15,605 LTIP units, 215 shares of restricted common stock and 5,239 stock options.
(4)	Pursuant to the terms of the 2011 OPP Awards, in the event of a change in control prior to the end of the three-year performance period, the number of LTIP units earned will be calculated as of the date of the change in control based on our performance through such date as measured against pro rated performance hurdles, and all LTIP units earned will be fully vested. The values set forth above relating to (a) an involuntary not for cause termination or a good reason termination following a change in control and (b) a change in control without termination are based on the number of LTIP units that would have been earned assuming a per share consideration in a change in control transaction equal to the closing stock price on December 31, 2011. Pursuant to the terms of the 2011 OPP Awards, in the event of termination of the employment of any of our named executive officers resulting from an involuntary not for cause termination, a good reason termination, qualified retirement or death or disability, then (a) the number of LTIP units that such officer will earn will be determined in the same manner, with respect to the performance-based goals, and at the same time as it otherwise would have been (i.e., as of the end of the performance period or upon a change in control), (b) such officer will be vested in a pro rated portion of the LTIP units that such officer otherwise would have earned based on the portion of the three-year performance period during which such officer was employed by us (or, in the event of a termination upon death or disability, such officer will be vested in all of the LTIP units that such officer otherwise would have earned) and (c) except in the event of death or disability, such officer will not be permitted to transfer the LTIP units that are earned until they otherwise would have vested under the terms of the 2011 OPP Awards (i.e., 25% on February 1, 2014, 25% on February 1, 2015 and 50% on February 1, 2016). The values set forth above relating to (a) an involuntary not for cause termination or a good reason termination and (b) death or disability are based on the number of LTIP units that would have been earned assuming our performance for the three-year performance period under the 2011 OPP continued at the same annualized rate as we experienced from February 1, 2011, the first day of the performance period, through December 31, 2011 and reflect pro rated vesting, as applicable, but are not discounted to reflect the fact that such LTIP units would not be earned until a later date and would be subject to continuing transfer restrictions except in the case of death or disability. Qualified retirement is not presented above as none of our named executive officers was eligible for such retirement as of December 31, 2011; however, Mr. Ritchey will be eligible beginning in September 2012. LTIP units are valued based on the closing price of the Company’s common stock on December 31, 2011, which was $99.60 per share.
(5)	Includes outplacement services valued at 20% of current base salary and bonus with respect to the immediately preceding year paid in a lump sum, and financial counseling and tax preparation services valued at $25,000 per year for 36 months.

The amounts shown in the above tables do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	accrued salary and vacation pay;

•

distribution of plan balances under our 401(k) plan and the non-qualified deferred compensation plan (see “Nonqualified Deferred Compensation” beginning on page 48 for the plan balances of each named executive officer under the non-qualified deferred compensation plan); and

•	life insurance proceeds in the event of death.

The foregoing table describes what Mr. Norville would have received upon termination, as of December 31, 2011, had he not resigned as Executive Vice President, Chief Operating Officer of the Company effective as of February 29, 2012 (the “Separation Date”). In connection with his resignation, Mr. Norville entered into a separation agreement (the “Separation Agreement”) with the Company. Under the Separation Agreement, the Company will pay Mr. Norville cash payments totaling approximately $1,533,333 (less applicable deductions) in addition to his cash bonus for 2011, which was $950,000. In addition, Mr. Norville has agreed to provide consulting services to the Company for at least two months following the effective date of his resignation for which he will receive $20,000 per month. Under the Separation Agreement, the vesting of 23,502 LTIP units and stock options to purchase 4,464 shares of common stock at an exercise price of $92.71 and 5,117 shares of common stock at an exercise price of $104.47 was accelerated on the Separation Date. Mr. Norville will also retain approximately 36% of his 2011 OPP Award, which will remain subject to the performance-based vesting criteria originally established for the 2011 OPP Awards.

Compensation Risks

The Compensation Committee, with assistance from its independent compensation consultant, reviewed the elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking and concluded that:

•	significant weighting towards long-term incentive compensation discourages short-term risk-taking;

•

performance goals are set to avoid creating incentives for excessive risk-taking and their achievement does not automatically entitle management to formulaic cash bonuses or equity awards, which are at the discretion of the Compensation Committee;

•	vesting schedules for restricted stock, LTIP units and non-qualified stock options cause management to have a significant amount of unvested awards at any given time; and

•

share ownership guidelines require management to hold a certain amount of our stock, such that an appropriate portion of each senior officer’s personal wealth is aligned with our long-term performance.

The Compensation Committee focuses primarily on the compensation of named executive officers and regional managers because risk-related decisions depend predominantly on their judgment. The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company. As described in “Compensation Discussion and Analysis,” the Compensation Committee endeavors to put in place for management incentives that cultivate a level of risk-taking behavior consistent with our business strategies and relies to a significant extent on subjective considerations to temper the potential for formulae or objective factors to influence risk-taking.

COMPENSATION OF DIRECTORS

Our directors who are also employees receive no additional compensation for their services as directors. During 2011, we paid our non-employee directors:

•	an annual cash retainer of $60,000 (payable in quarterly installments) for their services;

•	an annual cash retainer of $15,000 (payable in quarterly installments) to the chair of each of the Audit Committee, Compensation Committee and NCG Committee;

•	$1,500 for each Board of Directors meeting attended; and

•	$1,500 to the members of each of the Audit Committee, Compensation Committee, NCG Committee and Significant Transactions Committee for each committee meeting attended.

Committee attendance fees are received whether or not the committee meeting is held on the same day as a meeting of our Board of Directors. Non-employee directors also are reimbursed for reasonable expenses incurred to attend Board of Directors and committee meetings.

Mses. Budinger and Einiger and Messrs. Lustig, Patricof and Twardock each made an election, in accordance with our 1997 Stock Plan and approved by our Board of Directors, to defer all cash retainer and meeting attendance fees payable to such director during 2011 and to receive his or her deferred cash compensation in the form of our common stock upon the director’s retirement from our Board of Directors. Each director is credited with the number of deferred stock units determined by dividing the amount of the cash compensation deferred during each calendar quarter by the closing market price of our common stock on the New York Stock Exchange on the last trading day of the quarter. Hypothetical dividends on the deferred stock units are “reinvested” in additional deferred stock units based on the closing market price of the common stock on the cash dividend payment date. Payment of a director’s account may only be made in a lump sum of shares of our common stock equal to the number of deferred stock units in a director’s account upon the director’s retirement from our Board of Directors.

Additionally, in 2011 each continuing non-employee director was entitled to receive, on the fifth business day after the annual meeting of stockholders, a number of shares of restricted common stock or, if elected by such director, LTIP units (or a combination of both) valued at $85,000. In addition, any new non-employee director was entitled to receive, on the fifth business day after his or her initial election to our Board of Directors, a number of shares of restricted common stock (or, if offered by the Board of Directors and elected by such director, LTIP units) valued at $85,000 (prorated based on the number of months from the date the director is first appointed or elected to our Board of Directors to the date of the Company’s next annual meeting of stockholders). These annual and initial grants are made pursuant to a policy adopted by the Board of Directors so that the equity compensation of non-employee directors will be determined by a formula. The actual number of shares of restricted common stock or LTIP units that we grant is determined by dividing the fixed value of the grant by the closing market price of our common stock on the New York Stock Exchange on the grant date. Pursuant to this policy, on January 17, 2011, Mr. Lustig received an initial grant of 302 LTIP units and on May 24, 2011, Mses. Budinger and Einiger and Messrs. Bacow, Frenkel, Lustig, Patricof, Turchin and Twardock each received 823 LTIP units or shares of restricted common stock. Annual grants of LTIP units and restricted common stock made in 2009 and 2010 to non-employee directors vest over a two-year period with (1) 50% of such awards vesting on the earlier of (i) the first anniversary of the date of grant and (ii) the date of the next annual meeting of stockholders and (2) 50% of such awards vesting on the earlier of (i) the second anniversary of the date of grant and (ii) the date of the second annual meeting of stockholders following the date of grant. Annual grants of LTIP units and restricted common stock made after January 1, 2011 will vest 100% on the earlier of (1) the first anniversary of the grant date and (2) the date of the next annual meeting of stockholders. Initial grants of LTIP units and restricted common stock to new non-employee directors made prior to January 1, 2011 vest in equal annual installments on the first and second anniversaries of the grant date. Initial grants made after January 1, 2011 will vest on the earlier of (1) the first anniversary of the grant date and (2) the date of the next annual meeting of stockholders.

The Compensation Committee reviews and makes recommendations to the full Board of Directors regarding the compensation of non-employee directors, and the full Board of Directors is responsible for approving any changes to the compensation program for non-employee directors. The compensation program for non-employee directors remained the same for calendar years 2007 through 2010. The Compensation Committee currently expects that it will review the compensation of non-employee directors once every two years and as circumstances arise that may dictate otherwise. In accordance with this policy, in the fall of 2010, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent compensation consultant, to assist it in conducting a competitive review of the Company’s non-employee director compensation program. More specifically, Cook reviewed (1) how the use of each component of total compensation (e.g., cash retainers, meeting fees and equity awards) compared to market practice, and (2) how the total compensation for Board and committee members compared to market practice. Cook’s report presented data comparing our director compensation to market levels using three distinct peer groups – the same expanded and selective office peer groups used by the Compensation Committee in evaluating executive compensation and a group of eleven diversified financial service companies. While management interacted with Cook throughout its process, the Compensation Committee oversaw the selection of the peer groups and the overall project. Cook’s findings showed that total annualized compensation paid to the non-employee directors was positioned between the 25th percentile and the median of the expanded and selective office peer groups, and below the 25th percentile of the diversified financial peer group. Based on those findings and Cook’s recommendations, the Compensation Committee recommended targeting total compensation at approximately the 75th percentile of the expanded peer group, and our Board of Directors approved the compensation program for non-employee directors described above effective as of January 1, 2011.

Director Compensation

The following table summarizes the compensation earned by our non-employee directors during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Lawrence S. Bacow	108,000	79,270	187,270
Zoë Baird Budinger	103,500	79,270	182,770
Carol B. Einiger	96,000	79,270	175,270
Dr. Jacob A. Frenkel	97,500	79,270	176,770
Matthew J. Lustig	70,500	105,693	176,193
Alan J. Patricof	114,000	79,270	193,270
Martin Turchin	84,000	82,135	166,135
David A. Twardock	115,500	85,000	200,500

(1)	Mses. Budinger and Einiger and Messrs. Lustig, Patricof and Twardock deferred their cash fees earned during 2011 and received in lieu thereof deferred stock units pursuant to our 1997 Stock Plan as described above. The following table summarizes the deferred stock units credited to the director accounts during 2011, as well as the aggregate number of deferred stock awards (including dividend equivalents) accumulated in their deferral accounts for all years of service as a director. The deferred stock awards earned in prior years by Messrs. Bacow and Turchin continued to accumulate dividend equivalents.

Name	Deferred Stock Units Earned during 2011 (#)	Account Balance as of December 31, 2011 (#)
Lawrence S. Bacow	185	9,422
Zoë Baird Budinger	1,151	5,167
Carol B. Einiger	1,156	9,247
Dr. Jacob A. Frenkel	—	—
Matthew J. Lustig	729	729
Alan J. Patricof	1,647	24,913
Martin Turchin	350	17,813
David A. Twardock	1,421	12,565

(2)	Represents the total fair value of common stock and LTIP unit awards granted to non-employee directors in 2011, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating these values can be found in Note 17 to our 2011 audited financial statements beginning on page 141 of our annual report on Form 10-K for the year ended December 31, 2011. As of December 31, 2011, our non-employee directors had the following unexercised option awards and unvested equity awards outstanding:

Name	Stock Options (#)	LTIP Units (#)	Common Stock (#)
Lawrence S. Bacow	—	823	434
Zoë Baird Budinger	—	1,257	—
Carol B. Einiger	—	823	434
Dr. Jacob A. Frenkel	—	1,187	—
Matthew J. Lustig	—	823	—
Alan J. Patricof	—	1,257	—
Martin Turchin	2,779	628	629
David A. Twardock	—	—	1,257

Director Stock Ownership Guidelines

Our Board believes it is important to align the interests of the directors with those of the stockholders and for directors to hold equity ownership positions in Boston Properties. Accordingly, each non-employee director is expected to retain an aggregate number of shares of our common stock, our deferred stock units (and related dividend equivalent rights), and LTIP units and common units in our Operating Partnership, whether vested or not, equal to at least the aggregate number of such shares or units received by the director as annual retainers during the first three years following the later of: (a) our 2007 annual meeting of stockholders or (b) our annual meeting of stockholders at which the director was initially elected or, if earlier, the first annual meeting of stockholders following the initial appointment of the director. Compliance with these ownership guidelines will be measured as of the end of each fiscal year. Any director who is prohibited by law or by applicable regulation of his or her employer from owning equity in the Company shall be exempt from this requirement. The NCG Committee may consider whether exceptions should be made for any director on whom this requirement could impose a financial hardship.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Messrs. Twardock, Bacow and Frenkel. None of these persons has served as an officer or employee of Boston Properties. None of these persons had any relationships with Boston Properties requiring disclosure under applicable rules and regulations of the SEC.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Proposal

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as a “say-on-pay” proposal or resolution.

At our 2011 annual meeting of stockholders, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of our Board of Directors. Our Board of Directors considered the voting results with respect to the frequency proposal and other factors, and the Board of Directors currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers.

Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote is advisory, and therefore not binding on Boston Properties, the Compensation Committee or our Board of Directors. However, our Board and our Compensation Committee value the opinions of our stockholders and intend to take into account the results of the vote when considering future compensation decisions for our named executive officers.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

PROPOSAL 3: APPROVAL OF THE BOSTON PROPERTIES, INC.

2012 STOCK OPTION AND INCENTIVE PLAN

Proposal

On January 25, 2012, our Compensation Committee voted to approve the Boston Properties, Inc. 2012 Stock Option and Incentive Plan (the “2012 Plan”) and our Board of Directors is recommending the 2012 Plan to our stockholders for approval.

The 2012 Plan will replace the Second Amendment and Restatement of the Company’s 1997 Stock Option and Incentive Plan (the “1997 Stock Plan”). The 2012 Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company’s workforce. If the 2012 Plan is approved by the stockholders, the Company will no longer make any grants under the 1997 Stock Plan.

The material features of the 2012 Plan are:

•

The maximum number of shares of common stock reserved and available for issuance under the 2012 Plan is the sum of (i) 13,000,000 newly authorized shares, plus (ii) the number of shares available for grant under the 1997 Stock Plan immediately prior to the effective date of the 2012 Plan, plus (iii) any shares underlying grants under the 1997 Stock Plan that are forfeited, cancelled or are terminated (other than by exercise) in the future;

•

“Full-value” awards (i.e., awards other than stock options) are multiplied by a 2.32 conversion ratio to calculate the number of shares available under the 2012 Plan that are used for each full-value award, as opposed to a 1.0 conversion ratio for each stock option awarded under the 2012 Plan;

•	Shares tendered or held back for taxes will not be added back to the reserved pool under the 2012 Plan;

•

The award of stock options (both incentive and non-qualified options), restricted stock, performance shares, deferred stock, other stock-based awards, cash-based awards and dividend equivalent rights is permitted;

•	Minimum vesting periods for grants of restricted stock, deferred stock awards and other stock-based awards are required;

•	Any material amendment (other than an amendment that curtails the scope of the 2012 Plan) is subject to approval by our stockholders;

•	Stock options may not be repriced without stockholder approval; and

•	The term of the 2012 Plan is for ten years from the date of stockholder approval.

As of March 21, 2012, the maximum number of shares of common stock that would have been available for awards under the 2012 Plan is 14,167,966 (13,000,000 newly authorized shares plus 1,167,966 shares of common stock available for grant under the 1997 Stock Plan), which represent 6,106,881 shares that could be granted as full-value awards based on the 2.32 to 1.0 conversion ratio for full-value awards. Based solely on the closing price of our common stock as reported by the NYSE on March 21, 2012 of $104.35, the maximum aggregate market value of such 6,106,881 shares of common stock is $637,253,032. The shares available under the 2012 Plan will be authorized but unissued shares. The shares of common stock underlying any awards that are forfeited, cancelled, expire or are terminated (other than by exercise) under the 2012 Plan are added back to the shares of common stock available for issuance under the 2012 Plan.

To ensure that certain awards granted under the 2012 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2012 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) funds from operations, (2) adjusted funds from operations, (3) net operating income, (4) total stockholder return, (5) earnings per share, (6) stock price, (7) acquisitions or dispositions, (8) strategic transactions, (9) portfolio or regional occupancy rates, or (8) return on capital, assets, equity, development or investment. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 4,333,333 shares of common stock for any performance cycle and options with respect to no more than 4,333,333 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash to any executive, it cannot exceed $10 million for any performance cycle.

Reasons for the 2012 Plan

Our Compensation Committee believes that stock-based incentive awards play an important role in our success by encouraging and enabling our current employees, officers and non-employee directors upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in us. The Compensation Committee anticipates that providing such persons with a direct stake in us will assure a closer identification of the interests of participants in the 2012 Plan with those of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

Summary of the 2012 Plan

The following description of certain features of the 2012 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2012 Plan that is attached hereto as Exhibit A.

Plan Administration.    The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2012 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants.    Persons eligible to participate in the 2012 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the Compensation Committee. Approximately 117 individuals are currently eligible to participate in the 2012 Plan.

The maximum award of stock options granted to any one individual will not exceed 4,333,333 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, deferred stock, performance shares or other stock-based award granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 4,333,333 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $10 million.

Stock Options.    The 2012 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2012 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. The 2012 Plan provides that such fair market value will be deemed to be the last reported sale price of the shares of common stock on the New York Stock Exchange on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure. Option repricing may not be effected through cancellation and re-grants or cancellation in exchange for cash.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2012 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee, by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized in the Proposal section above) and/or continued employment with us through a specified restricted period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2012 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Deferred Stock Awards.    The Compensation Committee may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a fully vested deferred stock award. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Other Stock-Based Awards.    The Compensation Committee may grant awards of capital stock other than common stock and other awards that are valued in whole or in part by reference to or are otherwise based on, common stock, including, for example, convertible preferred stock, convertible debentures, exchangeable securities, awards valued by reference to book value or subsidiary performance. We expect to make awards in the form of LTIP units which are described in the “Compensation Discussion and Analysis” section of this proxy statement. These awards may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her awards.

Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the 2012 Plan. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions.    The 2012 Plan provides that in the event of a “change of control” as defined in the 2012 Plan, except as otherwise provided by the Compensation Committee in the award agreement at the time of grant, all stock options will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived.

Adjustments for Stock Dividends, Stock Splits, Etc.    The 2012 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2012 Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.    Participants in the 2012 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or upon vesting of other awards.

Amendments and Termination.    The Board may at any time amend or discontinue the 2012 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2012 Plan, including any amendments that increase the number of shares reserved for issuance under the 2012 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2012 Plan, or materially change the method of determining the fair market value of common stock, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2012 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

New Plan Benefits

Because the grant of awards under the 2012 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2012 Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2012 Plan. It does not describe all federal tax consequences under the 2012 Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (b) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

As a result of Section 162(m) of the Code, our deduction for certain awards under the 2012 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Chief Financial Officer) receives compensation in excess of $1 million per year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2012 Plan is structured to allow grants to qualify as performance-based compensation.

Vote Required

Under our Charter and By-laws, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2012 Stock Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

In addition, the rules of the New York Stock Exchange require that two separate thresholds be met for this proposal to be approved: (1) votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions) and (2) the total number of votes cast on the proposal (regardless of whether they are for or against or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The New York Stock Exchange treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks and other nominees who hold shares on behalf of clients in “street name” are not permitted to vote the shares if the client does not provide instructions.

Recommendation

Our Board of Directors unanimously recommends a vote FOR the approval of the Boston Properties, Inc. 2012 Stock Option and Incentive Plan. Proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of December 31, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,426,484	(2)	$89.35	(2)	1,895,963	(3)
Equity compensation plans not approved by security holders(4)	N/A		N/A		136,500

Total	2,426,484		$89.35		2,032,463

(1)	Includes information related to our 1997 Stock Option and Incentive Plan, as amended.
(2)

Includes (a) 155,623 shares of common stock issuable upon the exercise of outstanding options (13,633 of which are vested and exercisable), (b) 1,601,004 LTIP units (973,471 of which are vested) that, upon the satisfaction of certain conditions, are convertible into common units, which may then be presented to the Operating Partnership for redemption and acquired by us for shares of our common stock, (c) 190,001 common units issued upon conversion of LTIP units, which may be presented to the Operating Partnership for redemption and acquired by us for shares of our common stock, (d) 400,000 2011 OPP Awards and (e) 79,856 deferred stock units which were granted pursuant to an election by five of our non-employee directors to defer all cash compensation to be paid to such director and to receive his or her deferred cash compensation in shares of our common stock upon the director’s retirement from our Board of Directors. Does not include 98,015 shares of restricted stock, as they have been reflected in our total shares outstanding. Because there is no exercise price associated with LTIP units, common units, 2011 OPP

Awards or deferred stock units, such awards are not included in the weighed-average exercise price calculation. As of March 21, 2012, there were outstanding (a) 148,963,029 shares of our common stock (81,324 of which are unvested shares of restricted stock), (b) 16,528,994 common units other than common units held by Boston Properties, Inc. (including 111,212 common units that were issued upon conversion of LTIP units), (c) 1,693,160 LTIP units (478,175 of which are unvested), (d) 1,030,748 Series Two preferred units, each of which is currently convertible into approximately 1.312336 common units (or a total of 1,352,688 common units), (e) 400,000 2011 OPP Awards (all of which are unvested), (f) 400,000 2012 OPP Awards (all of which are unvested), (g) stock options outstanding to acquire 299,644 shares of our common stock (250,501 of which are unvested and unexercisable), with a weighted average exercise price of $101.12 and a weighted average term of 9.3 years, and (h) 80,276 deferred stock units. There were also 1,167,966 shares remaining for future issuance under the 1997 Stock Plan.
(3)	A maximum of 1,589,342 shares may be granted as awards other than stock options.
(4)	Includes information related to the 1999 Non-Qualified Employee Stock Purchase Plan (ESPP). The ESPP was adopted by the Board of Directors on October 29, 1998. The ESPP has not been approved by our stockholders. The ESPP is available to all our employees that are employed on the first day of each purchase period. Under the ESPP, each eligible employee may purchase shares of our common stock at semi-annual intervals each year at a purchase price equal to 85% of the average closing prices of our common stock on the New York Stock Exchange during the last ten business days of the purchase period. Each eligible employee may contribute no more than $10,000 per year to purchase our common stock under the ESPP.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2012. PricewaterhouseCoopers LLP has audited our consolidated financial statements since our initial public offering in June 1997. Although ratification by stockholders is not required by law or by our By-laws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Boston Properties and its stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the annual meeting of stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010
Audit Fees
Recurring audit, quarterly reviews and accounting assistance for new accounting standards and potential transactions	$1,247,579	$1,186,560
Comfort letters, consents and assistance with documents filed with the SEC and securities offerings	144,455	143,500

Subtotal	1,392,034	1,330,060

Audit-Related Fees
Audits required by lenders, joint ventures, tenants and employee benefit plans	233,824	186,523

Tax Fees
Recurring tax compliance	181,932	180,777
Tax planning and research	100,869	106,843
REIT and other compliance matters	41,560	41,234
Tax assistance for potential transactions	223,713	224,062
Sales and use tax examinations	46,843	35,214

Subtotal	594,917	588,130

All Other Fees
Software licensing fee	1,800	1,800

Total	$2,222,575	$2,106,513

Auditor Fees Policy

The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The policy requires that all services provided by PricewaterhouseCoopers LLP to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve additional services, and any such pre-approvals must then be communicated to the full Audit Committee.

The Audit Committee approved all audit and non-audit services provided to us by PricewaterhouseCoopers LLP during the 2011 and 2010 fiscal years.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

AUDIT COMMITTEE REPORT

The members of the Audit Committee of the Board of Directors of Boston Properties submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2011 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Boston Properties, Inc. for the fiscal year ended December 31, 2011.

2.	The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

The Audit Committee operates pursuant to a charter that was approved by our Board of Directors. A copy of the Audit Committee Charter is available on our website at http://www.bostonproperties.com under the heading “Corporate Governance.”

Submitted by the Audit Committee:

Alan J. Patricof, Chair

Lawrence S. Bacow

Carol B. Einiger

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board of Directors has adopted a Related Person Transaction Approval and Disclosure Policy for the review, approval or ratification of any related person transaction. This written policy provides that all related person transactions, other than a transaction for which an obligation to disclose under Item 404 of Regulation S-K (or any successor provision) arises solely from the fact that a beneficial owner of more than 5% of a class of the Company’s voting securities (or an immediate family member of any such beneficial owner) has an interest in the transaction, must be reviewed and approved by a majority of the disinterested directors on our Board of Directors in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed to be not material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to the Company’s categorical standards of director independence. Please refer to the categorical standards under “Director Independence” beginning on page 5 of this proxy statement.

Since January 1, 2011, the Company has paid a firm controlled by Mr. Raymond A. Ritchey’s brother aggregate leasing commissions of approximately $1,262,317. Given current leasing activity, the Company expects to pay additional commissions to this firm during 2012. Mr. Ritchey is an Executive Vice President of Boston Properties. The Company believes the terms of the related agreements are comparable to, and in most cases more favorable to us than, similar arrangements with other brokers in relevant markets.

On June 30, 1998, we acquired from entities controlled by Mr. Alan B. Landis, who is the brother of Mr. Mitchell S. Landis, the Senior Vice President and Regional Manager of our Princeton office, a portfolio of properties known as the Carnegie Center Portfolio and Tower Center One and related operations and development rights (collectively, the “Carnegie Center Portfolio”). In connection with the acquisition of the Carnegie Center Portfolio, the Operating Partnership entered into a development agreement (the “Development Agreement”) with affiliates of Mr. A. Landis providing for up to approximately 2,000,000 square feet of development in or adjacent to the Carnegie Center office complex. One affiliate of Mr. A. Landis was entitled to a purchase price for each parcel developed under the Development Agreement calculated on the basis of $20 per rentable square foot of property developed. Another affiliate of Mr. A. Landis was eligible to earn a contingent payment for each developed property that achieves a stabilized return in excess of a target annual return ranging between 10.5% and 11%. The Development Agreement also provided that upon negotiated terms and conditions, we and Mr. A. Landis would form a development company to provide development services for these development projects and would share the expenses and profits, if any, of this new company.

On October 21, 2004, the Operating Partnership and Mr. A. Landis entered into an agreement (the “2004 Agreement”) to modify several provisions of the Development Agreement. Under the terms of the 2004 Agreement, the Operating Partnership and affiliates of Mr. A. Landis amended the Development Agreement to limit the rights of Mr. A. Landis and his affiliates to participate in the development of properties under the Development Agreement. Among other things, Mr. A. Landis agreed that (1) Mr. A. Landis and his affiliates will have no right to participate in any entity formed to acquire land parcels or the development company formed by the Operating Partnership to provide development services under the Development Agreement, (2) Mr. A. Landis will have no right or obligation to play a role in development activities engaged in by the development company formed by the Operating Partnership under the Development Agreement or receive compensation from the development company and (3) the affiliate of Mr. A. Landis will have no right to receive a contingent payment for developed properties based on stabilized returns. In exchange, we agreed to:

•

effective as of June 30, 1998, pay Mr. A. Landis $125,000 on January 1 of each year until the earlier of (A) January 1, 2018, (B) the termination of the Development Agreement or (C) the date on which all development properties under the Development Agreement have been conveyed pursuant to the Development Agreement, with $750,000, representing payments of this annual amount from 1998 to 2004, being paid upon execution of the 2004 Agreement; and

•

pay an affiliate of Mr. A. Landis, in connection with the development of land parcels acquired under the Development Agreement, an aggregate fixed amount of $10.50 per rentable square foot of property developed (with a portion of this amount (i.e., $5.50) being subject to adjustment, in specified circumstances, based on future increases in the Consumer Price Index) in lieu of a contingent payment based on stabilized returns, which payment could have been greater or less than $10.50 per rentable square foot of property developed.

The Operating Partnership also continues to be obligated to pay an affiliate of Mr. A. Landis the purchase price of $20 per rentable square foot of property developed for each land parcel acquired as provided in the original Development Agreement. During the 20-year term of the Development Agreement, until such time, if any, as the Operating Partnership elects to acquire a land parcel, an affiliate of Mr. A. Landis will remain responsible for all carrying costs associated with such land parcel.

Pursuant to the Development Agreement, as amended by the 2004 Agreement, we paid Mr. A. Landis $125,000 on each of January 1, 2011 and January 1, 2012. In addition, on July 24, 2007, the Company acquired from Mr. A. Landis 701 Carnegie Center, a land parcel located in Princeton, New Jersey for a purchase price of approximately $3.1 million. The land was acquired in connection with a build-to-suit development for Princeton University.

OTHER MATTERS

Expenses of Solicitation

The cost of solicitation of proxies will be borne by Boston Properties. In an effort to have as large a representation at the annual meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of Boston Properties. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock. In addition, MacKenzie Partners, Inc., a proxy solicitation firm, has been engaged by Boston Properties to act as proxy solicitor and will receive a fee of $7,500 plus reimbursement of reasonable out-of-pocket expenses.

Stockholder Proposals for the 2013 Annual Meeting

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Boston Properties’ proxy statement and form of proxy for its 2013 annual meeting must be received by Boston Properties on or before November 30, 2012 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103, Attn.: Secretary.

Stockholder proposals to be presented at Boston Properties’ 2013 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Boston Properties’ proxy statement and form of proxy for its 2013 annual meeting, must be received in writing at our principal executive office not earlier than January 15, 2013, nor later than March 1, 2013, unless our 2013 annual meeting of stockholders is scheduled to take place before April 15, 2013 or after July 14, 2013. Our By-laws state that the stockholder must provide timely written notice of such proposal or a nomination and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by Boston Properties at its principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by Boston Properties at its principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which public announcement of the date of such annual meeting is first made by Boston Properties. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals must be mailed to: Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103, Attn: Secretary.

EXHIBIT A

BOSTON PROPERTIES, INC.

2012 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Boston Properties, Inc. 2012 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons of Boston Properties, Inc. (the “Company”), and the employees and other key persons of Boston Properties Limited Partnership (the “Operating Partnership”) and the Company’s other Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash-Based Awards.

“Board” means the Board of Directors of the Company as constituted from time to time.

“Cash-Based Award” means an Award granted pursuant to Section 12 entitling the recipient to receive a cash-denominated payment.

“Change of Control” is defined in Section 18.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board.

“Company” means Boston Properties, Inc., a Delaware corporation, and any successor thereto.

“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

“Deferred Stock Award” means Awards granted pursuant to Section 7.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means the date on which the Plan was initially approved by stockholders as set forth in Section 21.

“Fair Market Value” on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

“Incentive Stock Option” means any Stock Option that qualifies as and is designated in writing in the related Option agreement as constituting an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Partnership” means Boston Properties Limited Partnership, a Delaware limited partnership, and any successor thereto.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Stock-Based Award” means Awards granted pursuant to Section 11.

“Performance-Based Award” means any Restricted Stock Award, Deferred Stock Award, Other Stock-Based Award or Cash-Based Award granted to an employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, region, or Subsidiary of the Company, that will be used to establish Performance Goals are limited to the following: funds from operations, adjusted funds from operations, net operating income, total stockholder return, earnings per share, stock price, acquisitions, dispositions, strategic transactions, portfolio or regional occupancy rates, or return on capital, assets, equity, development or investment, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of one or more peer groups.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award, Other Stock-Based Award or Cash-Based Award.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means Awards granted pursuant to Section 9.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or the Committee (in either case, the “Administrator”). Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule. Each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash-Based Awards, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that except as otherwise provided in Section 3(c) or 3(d), the Administrator is not permitted to reduce the exercise price of Stock Options or effect repricing of Stock Options through cancellation and re-grants or cancellation in exchange for cash;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving a Change of Control or the death, disability or termination of employment of a Plan participant;

(vi) subject to the provisions of Section 5(c), to extend at any time the post-termination period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan participants.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be awarded during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 13,000,000 shares plus (ii) the number of shares available for grant under the Second Amendment and Restatement of the Company’s 1997 Stock Option and Incentive Plan (the “1997 Plan”) immediately prior to the Effective Date, and (iii) the shares underlying awards under the 1997 Plan which are forfeited, cancelled or otherwise terminated after the Effective Date, subject to adjustment as provided in this Section 3. For purposes of the limitations of this Section 3(a), if any portion of an Award granted under this Plan is forfeited, cancelled or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for issuance under the Plan. With respect to grants made or compensation earned under the Plan, Stock Options with respect to no more than 4,333,333 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards. The grant of any full value Award (i.e., an Award other than a Stock Option) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.32 shares of Stock for each such share of Stock actually subject to the Award. The grant of a Stock Option shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make equitable or proportionate adjustments in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and/or (v) the price for each share subject to any then outstanding Stock Options under the Plan, without reducing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options). The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and/or the terms of outstanding Awards to take into account cash dividends declared and paid other than in the ordinary course or any other extraordinary corporate event, other than those contemplated by Section 3(d) hereof, to the extent determined to be necessary by the Committee to avoid distortion in the value of the Awards. Notwithstanding anything to the contrary set forth in this Section 3(c), no adjustment shall be required pursuant to this Section 3(c) if the Committee determines that such action could cause an Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award. All adjustments made by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all vested Awards, other than Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per share of Stock pursuant to the business combination (the “Merger Price”) and all Stock Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options; provided, however, that each participant may be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Stock Options, including those that are not then exercisable, subject to the consummation of the Transaction.

(e) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4.	ELIGIBILITY

Participants in the Plan will be such full or part-time officers and other employees, Independent Directors and key persons of the Company, the Operating Partnership and the Company’s other Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company, the Operating Partnership and the Company’s other Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

(a) Form of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after January 24, 2022.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(g) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option agreement.

SECTION 6.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the participant executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b) Rights as a Stockholder. Upon execution of the Restricted Stock Award agreement and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award agreement. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the participant or the participant’s legal representative.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except in the case of retirement, death, disability or a Change of Control, the vesting period of any time-based Restricted Stock Award granted to employees shall be at least three years, and the vesting period of a performance-based Restricted Stock Award granted to employees shall be at least one year. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.

SECTION 7.	DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a participant, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. Except in the case of Deferred Stock Awards pursuant to Section 7(b) below or in the case of retirement, death, disability or a Change of Control, the vesting period of a time-based Deferred Stock Award granted to employees shall be at least three years, and the vesting period of a performance-based Deferred Stock Award granted to employees shall be at least one year. The grant of a Deferred Stock Award is contingent on the participant executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the participant in the form of shares of Stock. Participants may not elect to accelerate or postpone the deferral period. Any payment of shares of Stock under a Deferred Stock Award subject to Section 409A of the Code to a participant on account of the participant’s separation of service may not be made before the date that is six months after the date of separation from service if the participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a participant to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such participant in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder. During the deferral period, a participant shall have no rights as a stockholder; provided, however, that the participant may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 8.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

SECTION 9.	PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan.

The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b) Rights as a Stockholder. A participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

(d) Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 16, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 10.	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award (other than a stock option) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 11.	OTHER STOCK-BASED AWARDS

(a) Nature of Other Stock-Based Awards. An Other Stock-Based Award includes other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock, including without limitation, convertible preferred stock, convertible debentures, exchangeable securities and Awards valued by reference to book value or subsidiary performance. An Other Stock-Based Award may be granted to any participant either along side or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock granted under the Plan and/or cash awards made outside of the Plan. Stock (including securities convertible into Stock) issued on a bonus basis under this Section 11 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased with a purchase right awarded under this Section 11 shall be priced at least 25 percent of the Fair Market Value of the Stock on the date of grant. The grant of an Other Stock-Based Award may be subject to restrictions and conditions as the Administrator may determine at the time of grant, including conditions based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. Except in the case of retirement, death, disability or a Change of Control, the vesting period of a time-based Other Stock-Based Award granted to employees shall be at least three years, and the vesting period of a performance-based Other Stock-Based Award granted to employees shall be at least one year. The grant of an Other Stock-Based Award is contingent on the participant executing the Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b) Rights as a Stockholder. Until such time as an Other Stock-Based Award is actually paid out in shares of Stock, a participant shall have no rights as a holder of Stock.

(c) Restrictions. An Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award agreement.

(d) Termination. Except as may otherwise be provided by the Administrator in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s right in his Other Stock-Based Awards that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any participant in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 13.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Award, Other Stock-Based Award or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance

Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a region, division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 4,333,333 shares (subject to adjustment as provided in Section 3(c) hereof) or $10 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 14.	TAX WITHHOLDING

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company’s obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

(b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 15.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.	AMENDMENTS AND TERMINATION

Unless sooner terminated as herein provided, the Plan shall terminate on the tenth anniversary of the date the Plan is approved by the Administrator and no Award shall be granted under the Plan on and after such date. The termination of the Plan shall not adversely affect the rights under any outstanding Award without the holder’s written consent. The Administrator may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. Except as provided in Section 3(c) or 3(d), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing of Stock Options through cancellation and re-grants or cancellation in exchange for cash. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Board’s authority to take any action permitted pursuant to Section 3(d).

SECTION 17.	STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.	CHANGE OF CONTROL PROVISIONS

(a) Upon the occurrence of a Change of Control as defined in this Section 18, unless otherwise specified in the Award agreement at the time of grant, all outstanding Options shall become immediately exercisable in full, and all other Awards under the Plan shall become fully vested.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, Mortimer B. Zuckerman, any “affiliate” or “associate” (as such terms are defined in Rule 12b-2 under the Act) of Mortimer B. Zuckerman or Edward H. Linde, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (other than as a result of an acquisition of securities directly from the Company); provided that for purposes of determining the “beneficial ownership” (as such term is defined in Rule 13d-3 under the Act) of any “group” of which Mortimer B. Zuckerman or any affiliates or associates of Mortimer B. Zuckerman or Edward H. Linde is a member (each such entity or individual, a “Related Party”), there shall not be attributed to the “beneficial ownership” (as such term is defined in Rule 13d-3 under the Act) of such group any shares beneficially owned by any Related Party; or

(ii) persons who, as of the effective date of the Company’s initial public offering of Stock, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least two-thirds of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; or

(iii) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, “beneficially own” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 60 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale, lease, exchange or other transfer to an unrelated party (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or

(iv) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause (i)) to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 19.	SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 20.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to be delivered to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that an individual make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any employee any right to continued employment with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with Delaware law, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated By-laws, as amended, and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE OF APPROVAL OF PLAN BY ADMINISTRATOR: January 25, 2012

DATE OF APPROVAL BY STOCKHOLDERS:

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours per day, 7 days per week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2012.
Vote by Internet
• Log on to the Internet and go to
www.envisionreports.com/BXP
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone telephone.
There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

The Board of Directors recommends a vote “FOR” all of the nominees listed.

1.	To elect the seven nominees named in the proxy statement, each to serve for a one-year term and until their respective successors are duly elected and qualified:								+
		For	Against	Abstain		For	Against	Abstain

	01 - Lawrence S. Bacow	☐	☐	☐	05 - Alan J. Patricof	☐	☐	☐

	02 - Zoë Baird Budinger	☐	☐	☐	06 - Martin Turchin	☐	☐	☐

	03 - Douglas T. Linde	☐	☐	☐	07 - David A. Twardock	☐	☐	☐

	04 - Matthew J. Lustig	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 2, 3 and 4.						For	Against	Abstain

2.	To approve, by non-binding resolution, the Company’s named executive officer compensation.					☐	☐	☐

3.	To approve the Boston Properties, Inc. 2012 Stock Option and Incentive Plan.					☐	☐	☐

4.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.					☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy	+

BOSTON PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2012

The undersigned hereby appoints Douglas T. Linde and Frank D. Burt, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of Boston Properties, Inc. (the “Annual Meeting”) to be held at 399 Park Avenue, 13th Floor, New York, NY 10022 on May 15, 2012 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report to Stockholders and revokes any proxy heretofore given with respect to the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BY OR AT THE DIRECTION OF THE BOARD OF DIRECTORS BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING.

PLEASE MARK, SIGN AND DATE AND RETURN PROMPTLY, OR VOTE BY TELEPHONE OR INTERNET.

THIS PROXY IS CONTINUED ON REVERSE SIDE

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a company or partnership, please sign in full company or partnership name by a duly authorized officer or partner.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD.	+